SCHEDULE 14C INFORMATION


Proxy Statement Pursuant to Section 14(c) of the Securities and
Exchange Act of 1934
(Amendment No. _____)


Filed by the Registrant                           [X]
Filed by a Party other than the Registrant        [ ]


Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                            LYRIC ENERGY, INC.
             (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[ ]  No fee required.

[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

          Common Stock of Natural Gas Technologies, Inc.,
          $.001 par value

          Series 1994-A Preferred Stock of Natural Gas
          Technologies, Inc., $4.00 par value

          Series 1994-B Preferred Stock of Natural Gas
          Technologies, Inc., $4.00 par value

     2) Aggregate number of securities to which transaction applies:

          Common Stock:                      3,819,400
          Series 1994-A Preferred Stock:         9,597
          Series 1994-B Preferred Stock:        66,365

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          The underlying value of the transaction is $1,232,821, which is the book value of Natural Gas Technologies, Inc. as of January 31, 1997, the latest practicable date. There is no market for the securities of Natural Gas Technologies, Inc.

     4)   Proposed maximum aggregate value of transaction:

          $1,232,821

     5)   Total fee paid:      $  246.56


[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously paid:

     2)   Form, Schedule or Registration Statement Number:

     3)   Filing party:

     4)   Date filed:
                            LYRIC ENERGY, INC.
                      1013 West 8th Avenue
                           Amarillo, Texas 79101




                    INFORMATION STATEMENT AND
            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD JUNE 2, 1997



To the shareholders of Lyric Energy, Inc.:

A Special Meeting of the shareholders of Lyric Energy, Inc. (the
"Company") will be held at        , at 2:00 P.M. (CST) on
Monday, June 2, 1997, or at any adjournment or postponement thereof, to act upon the following:

          (1) To consider and act upon a one share for 231.2433 share (1 for 231.2433) reverse stock split of the Company's $.01 par value common stock;

          (2) To consider and act upon an Amendment to the Company's Articles of Incorporation to authorize 10,000,000 shares of no par value preferred stock, 9,597 of which shall be designated as Series 1994-A Preferred Stock, 66,365 of which shall be designated as Series 1994-B Preferred Stock and the remainder to be reserved for future issuance in the discretion of the Board of Directors;

          (3) To consider and act upon an Amendment to the Company's Articles of Incorporation to change the name of the Company to Natural Gas Technologies, Inc.;

          (4) To consider and act upon an Amendment to the Company's Articles of Incorporation to eliminate the liability of Directors and Officers in certain circumstances;

          (5) To consider and act upon an Amendment to the Company's Articles of Incorporation to reduce the voting requirement for certain fundamental corporate actions; and

          (6) To consider such other business as may properly come before the meeting.


Details relating to this matter are set forth in the attached Information Statement. All shareholders of record as of the close of business on May 2, 1997 will be entitled to notice of, and to vote at, such meeting or at any adjournment or postponement thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              /s/ Brent Wagman
                              Brent Wagman
                              Chairman of the Board

May 2, 1997

                           INFORMATION STATEMENT

                            LYRIC ENERGY, INC.
                           1013 West 8th Avenue
                           Amarillo, Texas 79101
                              (806) 376-6142

     SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 2, 1997


This Information Statement is furnished in connection with the special meeting of Lyric Energy, Inc. (the "Company"), a Colorado corporation, to be held at 2:00 P.M. on June 2, 1997 at
                      , or at any adjournment or postponement
thereof. The Company anticipates that this Information Statement will be first mailed or given to all shareholders of the Company on or about May 2, 1997. The Company is not soliciting proxies. Approval of the proposed Amendments to the Company's Articles of Incorporation, including the authorization of preferred stock, requires the affirmative vote of two-thirds of all issued and outstanding shares of $.01 par value common stock ("Common Stock"). The approval of the reverse stock split requires the affirmative vote of a majority of all votes present at the Special Meeting in person or by proxy. Abstentions and broker non-votes will be treated as negative votes.

This Information Statement is being distributed on behalf of the Company, but all of the expenses involved in preparing, assembling and mailing this Information Statement and the material enclosed herewith will be paid by Natural Gas
Technologies, Inc. ("NGT") pursuant to an agreement between the Company and NGT.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                          NOT TO SEND US A PROXY.

                 VOTING SHARES AND PRINCIPAL SHAREHOLDERS

The close of business on May 2, 1997, has been fixed by the Board of Directors of the Company as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At such date, there were outstanding 250,000,000 shares of the Company's $.01 par value common stock (hereinafter referred to as the "Common Stock"), each of which entitles the holder thereof to one vote per share on each matter which may come before the meeting. The Company has no other class of voting securities outstanding.

A majority of the issued and outstanding shares of the Common
Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 2, 1997, the Common Stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock ("Principal Shareholders"), all Directors and Officers individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown. All shares are "restricted securities" and as such are subject to limitations on resale. The shares may be sold pursuant to Rule 144 under certain circumstances. There are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

                    Amount of Beneficial   Amount of Beneficial
                    Ownership Before       Ownership After
                    Reverse Split          Reverse Split
                    and Share Exchange(1)  and Share Exchange
Name and
Address
of Benefi-          Common    % of        Common     % of
cial Owner          Stock     Class(2)    Stock     Class(3)

Natural Gas      203,041,517    81%        --- (4)     ---
 Technologies,
 Inc.
16775 Addison Rd.
Suite 300
Dallas, TX 75248

Brent Wagman (5)    ----       ----   1,144,376(6)     28%
Chairman of
 the Board
16775 Addison Rd.
Suite 300
Dallas, TX 75248

Warren Donohue (5)  ----       ----    350,000 (7)    8.7%
Director
16775 Addison Rd.
Suite 300
Dallas, TX 75248

G.E. Stahl        3,577,402     1%      14,820        0.4%
President,
 Director
1013 W. 8th Ave.
Amarillo, TX 79101


(1) Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including but not limited to, the exercise of any option, warrant or conversion of a security. The Company has no options or warrants outstanding.

(2) Based upon 250,000,000 shares issued and outstanding prior to the Reverse Split described herein.

(3) Based upon 4,024,074 shares issued and outstanding after the Reverse Split and the Share Exchange described herein. The actual manner of Shares issued and outstanding may be slightly different due to rounding after the reverse split.

(4) All Shares of the Company held by NGT will be distributed to NGT shareholders in the Share Exchange.

(5)  Mr. Wagman and Mr. Donahue are directors of NGT and Mr.
     Wagman is also President and Chief Executive Officer of NGT.

(6)  Includes 194,376 shares held by Wagman Petroleum, Inc. and
     100,000 shares held by Long Boat Trust, a trust under which Mr. Wagman is a beneficiary. Mr. Wagman may be deemed the beneficial owner of all such shares.

(7) Includes 150,000 shares underlying an option which will be issued to Mr. Donahue in the Share Exchange to replace a similar option held by him in NGT. The option will be exercisable any time for 54 months after the Company raises gross proceeds of at least $1 million in an offering of securities of the Company.


          DESCRIPTION OF BUSINESS AND PROPERTIES OF THE COMPANY

Lyric Energy, Inc. (the "Company") was incorporated in Colorado on April 25, 1980. On February 3, 1981, the Company completed a registered public offering of 20,000,000 shares of its Common Stock, and received gross proceeds of $2,000,000 therefrom. The Company was an active oil and gas producing company from its inception until July 31, 1991.

For the fiscal year ending April 30, 1991 the net loss was $360,791 and for 1990 and 1989 was $290,561 and $266,799,
respectively. The principal cause of the losses was the interest being accrued but not paid on the Company's bank note with the Amarillo National Bank (the "Bank"). The original principal of the Bank note was $1,815,869. By April 30, 1991 principal and unpaid interest had grown to $3,209,761. The Company was unable to pay the interest.

Effective July 31, 1991 the Company entered into an agreement with the Bank whereby the Company assigned to the Bank interest in certain oil and gas producing properties having a present worth discounted at 10% of $297,600, and (ii) 3,800,000 shares of the Company's Common Stock and the Bank cancelled all past due notes including accrued interest thru July 31, 1991. In addition the Company agreed to assign to the Bank small overriding royalty interests in any wells the Company subsequently drilled on one proved undeveloped oil property in Moore County, Texas and on any oil and gas subsequently drilled by the Company in the Thalia area of Foard County, Texas. The Company did not drill any such wells.

Other oil and gas leases owned by the Company on July 31, 1991, were assigned to other operators or expired by their own terms for failure to develop or failure to produce. The Company agreed to continue to operate the Okmulgee oil and casinghead gas producing properties consisting of the properties in the Creek Indian designated unit as designated by the Oklahoma Corporation Commission for a six month period. At the end of that six month period the Company agreed with the Bank that the Company would, if the production warranted, effectuate a production payment with the Bank providing that the Bank would receive 75% of the Company's revenue after expenses from the Creek Indian Unit until the Bank received $100,000 or alternately the Company would sell the properties in the unit and give to the Bank the proceeds of such sale. The Company subsequently sold the Okmulgee oil and casinghead gas producing properties to an unrelated third party and paid the proceeds to the Bank in accordance with this agreement.

After assigning to the Bank the oil and gas producing properties described above, the Company still had interests in some oil and gas properties. All of those oil and gas properties subsequently were either plugged and abandoned or ceased producing and expired by their own terms for failure to develop or failure to produce. With the exception of one property in Moore County, Texas, which was sold to an unrelated third party in exchange for an obligation by that party to plug and abandon the wells at the appropriate time and relieve the Company of that obligation and a modest amount of cash which was not sufficient to completely pay the outstanding obligations of that property at the time of sale. The amount of such unpaid invoices were owed to Stahl Petroleum Company, a company owned and controlled by the President of the Company, which waived the payment of the balance due.

As a consequence of the foregoing transactions, the Company had no source of cash flow or income and no properties with any appreciable value.

The Company is currently engaged in the business of attempting to consummate an acquisition of an operating company in order to carry on the business of the operating company. The Company has a letter of intent to acquire Natural Gas Technologies, Inc. ("NGT"), which currently owns 81 percent of the Company's Common Stock. See "Share Exchange Transaction."

                                COMPETITION

Upon acquisition by the Company of NGT, the Company will be engaging in the oil and gas business. Competition in the oil and gas business is intense, particularly with respect to the acquisition of producing properties, proved undeveloped acreage and leases. Major and independent oil and gas companies actively bid for desirable oil and gas properties and for the equipment and labor required for their operation and development. Many of the Company's competitors will have financial resources and exploration and development budgets that are substantially greater than those of the Company, and these may adversely affect the Company's ability to compete.

                          REGULATION AND TAXATION

The Company's oil and gas business will be subject to various federal, state and local laws and governmental regulations which may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, unitization and pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

The Company's operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. The Company could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on the Company's financial condition and results of operations. The Company intends to maintain insurance coverage for its operations, including limited coverage for sudden environmental damages, but does not believe that insurance coverage for environmental damages that occur over time will be available at a reasonable cost. Moreover, the Company does not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages will be available at a reasonable cost. Accordingly, the Company may be subject to liability or may lose substantial portions of its properties in the event of certain environmental damages. The Company could incur substantial costs to comply with environmental laws and regulations.

The Oil Pollution Act of 1990 imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the Oil Pollution Act of 1990, could have a material adverse impact on the Company.

The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been introduced in Congress that would reclassify certain exploration and production wastes as "hazardous wastes" which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were enacted, it could have a significant impact on the operating costs of the Company, as well as the oil and gas industry in general. Initiatives to further regulate the disposal of oil and gas wastes are also pending in certain states, and these various initiatives could have a similar impact on the Company.

                         EMPLOYEES AND PROPERTIES

The Company has one part-time, non-compensated employee, its President. The Company's President devotes a modest amount of time to the Company's business. The Company utilizes the secretaries and bookkeepers employed by Stahl Petroleum Company. The Company's offices are located at 1013 West 8th Avenue, Amarillo, Texas 79101, in space which the Company shares with Stahl Petroleum Company. The Company does not pay Stahl Petroleum Company for secretarial and accounting services, office rent, miscellaneous expenses or any other services or material. In connection with the Share Exchange, the Company will be moving its offices to the offices of NGT and will no longer utilize the employees of Stahl Petroleum Corporation.

                             LEGAL PROCEEDINGS

The Company knows of no pending or threatened legal proceedings which could result in a material loss to the Company.

                             PLAN OF OPERATION

The Company is currently focusing on the proposed transaction with NGT described below. In the event that transaction does not proceed, the Company will focus on the identification and evaluation of other prospective merger or acquisition "target" entities including private companies, partnerships or sole proprietorships.

                        SHARE EXCHANGE TRANSACTION

The Company has entered into a letter of intent dated January 2, 1997 and modified March 17, 1997 (the "Letter of Intent") with Natural Gas Technologies, Inc. ("NGT") for a share exchange
transaction ("Share Exchange").   The reason for the Share
Exchange is to carry out the Company's Plan of Operation to acquire an operating company.

NGT is an independent company engaged in the exploration, development and production of oil and gas. Its principle executive offices are located at 16775 Addison Road, Suite 300, Dallas, Texas 75248, phone (972) 713-6050. It was incorporated in Texas in 1993 and currently has interests in a total of 17 wells located across four properties in Coke, Runnels and Coleman Counties in west central Texas. As of the end of NGT's last fiscal year, it had proved and developed reserves of 298,303 barrels of oil and 211,048 MMCF (millions of cubic feet) of natural gas. In addition, NGT holds an option expiring in July 1997 to acquire a lease underlying an approximately 1,100 acre water-flood project in North-Central Texas. NGT currently plans to exercise this option prior to expiration and anticipates that this acquisition will very substantially increase its proven and developed reserves.

Pursuant to the Letter of Intent, NGT loaned the Company $100,000 pursuant to a non-interest bearing Convertible Promissory Note (the "Note"). The Note converted by its terms on April 10, 1997 into 203,041,517 of authorized but unissued shares of the Company's Common Stock, which resulted in NGT obtaining a controlling interest in Lyric. Previously, no single person or voting group controlled the Company. The source of the $100,000 was a loan from Brent Wagman, NGT's President.

The Share Exchange will commence after the approval of the matters on the agenda at the Special Meeting. By virtue of the shares acquired by NGT upon conversion of the Note, NGT holds sufficient votes to assure shareholder approval of all of the matters on the agenda. The Share Exchange will take place in two stages. The first stage will occur immediately after the Special Meeting and will consist of the exchange of approximately 2,357,000 shares of the authorized but unissued post-reverse split shares of the Company for 3,060,550 NGT common shares, which constitutes approximately eighty percent of the equity interests in NGT. The NGT shares to be exchanged in the first stage are held by certain officers, directors, affiliates and sophisticated investors. The Company will control NGT upon completion of the first stage.

The second stage will occur upon the approval by NGT shareholders of the exchange of the remaining shares pursuant to an S-4 Registration Statement and Proxy Statement which registers the exchange of all of the remaining equity interests in NGT into shares of the authorized but unissued post-reverse split shares of the Company and further provides for the distribution of the 878,043 post-reverse split shares of the Company issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the Share Exchange. It is also contemplated that the shares issued in the first stage of the Share Exchange will be registered by such registration statement. NGT has outstanding 9,597 shares of Series 1994-A preferred shares and 66,365 shares of Series 1994-B preferred shares. These preferred shares are non-voting and will be converted upon the second stage of the share exchange into the same number of Series 1994-A and Series 1994-B preferred shares of the Company. These shares are to be authorized and designated at the Special Meeting and are described below. As of the record date, the Series 1994-A Shares of NGT have accrued an aggregate of $9,175 in dividends and the Series 1994-B Shares of NGT have accrued an aggregate of $17,150 in dividends. These amounts will become accumulated but unpaid dividends of the respective series of preferred stock of the Company to be issued in the exchange. The Company intends to surrender the NGT preferred shares it acquires in the Share Exchange. Upon completion of the Share Exchange, the current shareholders of the Company will hold approximately five percent of the total outstanding shares of the Company and the shareholders of NGT will hold the remaining 95 percent, assuming conversion of the preferred shares to be issued in the Share Exchange. Notwithstanding the foregoing, the shareholders of NGT may receive a greater interest in the Company as a result of additional issuances of NGT shares for cash and in exchange for additional oil and gas properties which may occur prior to the Share Exchange. Any such issuances of NGT securities prior to the Share Exchange will require the approval of the Board of Directors of the Company.

The Share Exchange is expected to be accounted for as a purchase.
The Share Exchange is structured as a tax-free reorganization and should not have any tax consequences for the shareholders of the Company or NGT.

Under Colorado law, the Share Exchange may be effected by resolution of the Board of Directors of the Company. Approval of the shareholders of the Company is not required and Colorado law does not grant dissenter's rights to the shareholders of the Company.

The Share Exchange remains conditional upon the completion of final documentation therefor, but is probable to occur. The Reverse Split and the other matters under consideration at the Special Meeting are not conditional upon the completion of the Share Exchange and will be effected upon approval at the Special Meeting.

As indicated above, NGT loaned the Company $100,000 pursuant to a Convertible Note which has been converted according to its terms. The Company used a portion of the $100,000 proceeds from this transaction to pay $48,811 in accounts payable to Stahl Petroleum Corporation, which is owned and controlled by G.E. Stahl, the Company's President. In addition, the Company intends to use approximately $35,000 of the $100,000 loan to pay compensation to G.E. Stahl for his past services as President of the Company. Other than these transactions, none of the Officers and Directors of the Company have an interest in the Share Exchange or any matter to be acted upon at the Special Meeting except interests arising solely from their ownership of securities in the Company and NGT. See "Security Ownership of Certain Beneficial Owners and Management."

                        PROPOSALS BEING CONSIDERED

1.   REVERSE STOCK SPLIT

The Board of Directors of the Company believes it advisable and in the best interests of the Company to declare a one share for
231.2433 share reverse stock split (the "Reverse Split") of the Company's $.01 par value common stock ("Common Stock"). As a result of the Reverse Split, the currently outstanding 250,000,000 share of the Company will be converted into 1,081,112 shares, subject to increases due to rounding as described below. The 250,000,000 shares of Common Stock authorized in the Company's Articles of Incorporation will remain the same.

The Reverse Split is recommended in connection with the proposed Share Exchange between the Company and NGT. The Reverse Split
(i) will allow the shareholders of NGT to obtain the agreed percentage of outstanding shares of the Company and (ii) is hoped to result in a price per share of Company Common Stock sufficient to meet the initial listing requirements for the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

The principal effect of the Reverse Split will be the decrease of the number of issued and outstanding shares of Common Stock from 250,000,000 to 1,081,112. The Common Stock issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting rights and other rights that accompany the Common Stock prior to the Reverse Split will not be altered by the Reverse Split.

The certificates currently representing issued and outstanding shares of Common Stock will be deemed to represent .00432445 (1 divided by 231.2433) times the number of shares of Common Stock after the effective date of the Reverse Split. New shares of Common Stock will be issued in due course as old shares are tendered to the transfer agent for exchange or transfer. Fractional shares of post-split Common Stock which result from the division described above will be rounded up to the next whole number of shares.

Shareholders are not required to exchange their certificate(s) of pre-split Common Stock for post-split Common Stock. Shareholders may, however, exchange their certificates for shares of post-split Common Stock by surrendering their old certificates representing shares of pre-split Common Stock to the Company's transfer agent. Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split Common Stock and the applicable transfer fee, which presently is $15.00 per certificate, the holder will receive a share certificate representing the appropriate number of shares of post-split Common Stock.

The Reverse Split is also hoped to facilitate the Company's anticipated application for listing on the National Association of Securities Dealers Automated Quotation System SmallCap Market ("Nasdaq"). Trading on Nasdaq is desirable for a number of reasons, including the likelihood of generating interest in the Company's Common Stock by more investors and securities brokers and better access to equity capital. The initial listing requirements for the Nasdaq SmallCap Market have recently been proposed to be amended, and Nasdaq is currently requiring all companies which apply for listing to meet the new requirements. The new requirements include:

     1. $4,000,000 in net tangible assets. Net tangible assets are total assets exclusive of goodwill minus total liabilities.

     2. At least 300 shareholders and at least 1,000,000 shares held by persons other than officers, directors and ten percent shareholders (the "public float").

     3. A minimum bid price of $4.00 and a market value of at least $5,000,000 for the public float.

     4.   A minimum of three market makers.

Management believes that upon approval of the Reverse Split, consummation of the Share Exchange, exercise of the option currently held by NGT for acquisition of a lease for 1,100 acres in North-Central Texas, and certain other contemplated property acquisitions, the Company will meet all of the foregoing requirements. However, no assurance can be given that the Company will meet the foregoing requirements, particularly the minimum bid price requirement, or that the Company's application will be approved by Nasdaq.

The following table illustrates the effects of the proposed
Reverse Split and Share Exchange on the authorized and outstanding number of shares of Common Stock.

Number of Shares    Prior to       After          After
of Common Stock     Reverse Split  Reverse Split  Share Exchange
(1)

Authorized          250,000,000    250,000,000    250,000,000

Outstanding         250,000,000      1,081,112(2)   4,022,470

Treasury                      0              0            0

Reserved(1)                   0              0         76,922(3)

Available for
 Future Issuance              0    248,918,888    245,977,530

Percent of
 Authorized
 Available for
 Future Issuance              0%         99.6%          98.4%


(1) Does not include additional shares which may be issued as a result of property acquisitions by NGT or equity investments in NGT prior to the share exchange or additional shares which may be issued by the Company in connection with an offering of the Company's securities.

(2) Does not include additional shares which will be issued as a result of rounding. It is estimated that approximately
     2,000 additional shares will be outstanding as a result of such rounding.

(3) Reserved for issuance upon conversion of the Series 1994-A and Series 1994-B Preferred Stock which will be issued in the Share Exchange. See "Authorization of Preferred Stock."

2.   AUTHORIZATION OF PREFERRED STOCK

The Board of Directors has recommended that the Articles of Incorporation be amended to authorize 10,000,000 shares of no par value preferred stock. 9,597 of such shares will be designated in the amendment as Series 1994-A and 66,365 of such shares will be designated in the amendment as Series 1994-B. The purpose of this amendment is (i) to authorize and designate preferred shares to be exchanged for the outstanding preferred shares of NGT and
(ii) to add flexibility to the Company's ability meet its future capital needs. The Company has no current plans to issue shares of preferred stock other than the shares of Series 1994-A and 1994-B to be issued in the Share Exchange. The full text of the amendment, including the designations of rights and preferences of the Series 1994-A and Series 1994-B Preferred Shares, is set forth in Exhibit A attached to this Information Statement.

The terms and conditions of the Series 1994-A Preferred Stock are as follows:

     Dividend: 9.25% per annum cumulative cash dividend payable quarterly. Because all dividends on the NGT Series 1994-A preferred shares have been accrued, the shares of Series 1994-A Preferred Stock will also be entitled to the amount of the accrued but unpaid dividend, on the NGT Series 1994-A shares. This amount is currently $0.956 per share.

     Preference: The holders of the Series 1994-A Preferred Stock will be entitled to a preference over all other equity holders in liquidation equal to the $4.00 original purchase price of the NGT shares plus all accumulated but unpaid dividends.

     Voting Rights: None.

     Conversion: Convertible at the option of the holder into 1.1 shares of Common Stock for each share of Series 1994-A Preferred
Stock.

     Redemption: The Company may redeem the Series 1994-A Preferred Shares upon ninety days written notice at $.05 per share anytime after the Common Stock trades in a public market and closes at $7.00 or more for twenty consecutive trading days. Notwithstanding the foregoing, the shares will automatically redeem for $.05 per share on June 30, 1999. Upon redemption, all accumulated but unpaid dividends will be paid.

The terms and conditions of the Series 1994-B Preferred Stock are as follows:

     Dividend: 9.25% per annum cumulative cash dividend payable quarterly. Because all dividends on the NGT Series 1994-B preferred shares have been accrued, the shares of Series 1994-B Preferred Stock will also be entitled to the amount of the accrued but unpaid dividend on the NGT Series 1994-B shares. This amount is currently $1.048 per share for 16,365 of such shares and $-0- per share for 50,000 of such shares.

     Preference: The holders of the Series 1994-B Preferred Stock will be entitled to a preference over the common shareholders in liquidation of $4.00 (equal to the purchase price of the shares) plus all accumulated but unpaid dividends. The shares of Series 1994-B Preferred Stock are however subordinate in preference to the Series 1994-A Preferred Stock.

     Voting Rights: None.

     Conversion: Convertible at the option of the holder into one share of Common Stock for each share of Series 1994-B
Preferred Stock.

     Automatic Conversion: Each share of Series 1994-B Preferred Stock will automatically convert into one share of Common Stock after the Common Stock trades in a public market and closes at or above $7.00 per share for ten consecutive trading days. Conversion will not however occur until all accumulated but unpaid dividends are paid.

The additional shares of authorized preferred stock may be issued from time to time in one or more series and each such series will have such designations, rates of dividend, redemption prices, voting rights, liquidation preferences, sinking fund provisions, conversion or exchange rights and other special rights as the Board of Directors may fix prior to the time of issuance of such series. The Board of Directors will be empowered to authorize the Company to issue some or all of the additional preferred stock at such time or times, to such persons and for such consideration as it may deem desirable without a further vote of the stockholders and without offering such preferred stock to the holders of the Common Stock of the Company. If additional shares of preferred stock are issued, the interests of the holders of Common Stock could be diluted with respect to earnings per share, liquidation rights, net asset value per share and market value per share.

3.   OTHER PROPOSALS TO AMEND THE ARTICLES OF INCORPORATION OF
     THE COMPANY

The Board of Directors believes it advisable and in the best interests of the Company to amend its Articles of Incorporation
(i) to change the name of the Company to Natural Gas Technologies, Inc.; (ii) to eliminate the personal liability of the Company's Directors and Officers to the Company and its shareholders for monetary damages as a result of certain breaches of fiduciary duty pursuant to the Colorado Business Corporation Act; and (iii) to reduce the voting requirement for certain fundamental corporate actions pursuant to the Colorado Business Corporation Act. The full text of the foregoing amendments is set forth in Exhibit A attached to this Information Statement.

     A.   NAME CHANGE

The purpose of the proposed amendment to the Company's Articles of Incorporation to change the name of the Company to Natural Gas Technologies, Inc. is to reflect that after the Share Exchange, the principal business of the Company, through it wholly-owned NGT subsidiary, will be the business of NGT. This amendment should not have any adverse effect on the shareholders of the Company.

     B.   EXONERATION OF OFFICERS AND DIRECTORS

The Colorado Business Corporation Act (the "BCA") permits a Colorado corporation to amend its Articles of Incorporation to eliminate or limit the personal liability of Directors and Officers to the corporation or its shareholders for damages for breach of fiduciary duty as a Director or Officer. No such amendment may, however, eliminate or limit the liability of a Director or Officer for (i) any breach of the Director's or Officer's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) the payment of distributions in violation of Section 7-108-403 of the BCA or (iv) any transaction from which the Director or Officer directly or indirectly derived an improper personal benefit. The elimination of liability also does not apply to any acts or omissions occurring prior to the date when such provision becomes effective.

The Board of Directors has recommended this proposal in response to (i) the increasing hazard of litigation and its related expenses directed against Directors and Officers, (ii) the general difficulty of obtaining Directors' and Officers' liability insurance, (iii) the dramatic increases in premiums for such insurance coverage and (iv) the potential inability to continue to attract and retain qualified Directors and Officers in light of these circumstances. Although none of the Company's current Directors or Officers have indicated that they will no longer serve absent changes to its Articles of Incorporation, the Company is concerned that it may encounter difficulty in attracting qualified individuals to serve as Directors or Officers, a concern the Company believes it shares with many other companies. In order to ensure that the Company will be able to attract and retain experienced individuals to serve as Directors and Officers, and as a matter of fairness, the Board of Directors believes that the Company should provide the maximum possible protection to its Directors and Officers consistent with applicable law.

In general, in performing their duties, Directors and Officers of a Colorado corporation are obligated as fiduciaries to exercise their business judgment and act in what they determine in good faith, after appropriate consideration, to be in the best interests of the corporation and its shareholders. Decisions made on that basis are ordinarily protected by the so-called "business judgment rule" from being second guessed by a court in a lawsuit challenging such decisions. The business judgment rule is thus meant to protect Directors and Officers from personal liability to the corporation or its shareholders when their business decisions are subsequently challenged. However, for various reasons, including the expense of defending lawsuits, the frequency with which unwarranted litigation is brought against Directors and Officers and the inevitable uncertainties with respect to the outcome of applying the business judgment rule to particular facts and circumstances, Directors and Officers often rely for protection, as a practical matter, on insurance procured by the corporation they serve.

Recent changes in the market for Directors' and Officers' liability insurance have resulted in the unavailability for Directors and Officers of many corporations of any meaningful liability insurance coverage. Insurance carriers have in certain cases declined to renew existing Directors' and Officers' liability policies, or have increased premiums to such an extent that the cost of obtaining such insurance becomes prohibitive. Moreover, current policies often exclude coverage for areas where the service of qualified independent Directors and Officers is most needed. These limitations on the scope of insurance coverage, along with high deductibles and low limits of liability, have tended to undermine meaningful Directors and Officers' liability insurance coverage. The company does not currently carry Directors' and Officers' liability insurance coverage. The premium rates for such insurance coverage are currently cost-prohibitive for the Company.

Without the amendment to the Company's Articles of Incorporation, the Company's Directors and Officers have a fiduciary duty of care in their service as Directors and Officers which subjects them to monetary liability to the Company and its shareholders for breach of the duty of care. The duty of care requires a Director and Officer to use that amount of care in the performance of his duties which ordinarily careful and prudent men would use in similar circumstances. The amendment would have the effect of eliminating the liability of Directors and Officers of the Company for monetary damages for breach of fiduciary duty except for (i) any breach of the Director's or Officer's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the payment of distributions in violation of Section 7-108-403 of the BCA or
(iv) any transaction from which the Director or Officer directly or indirectly derived an improper personal benefit. The amendment will not eliminate or limit the right of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a Director's or Officer's duty of care. In addition, the amendment applies only to claims against a Director or Officer arising out of his or her role as a Director or Officer and many not relieve a Director or Officer from liability unrelated to his fiduciary duty of care, such as certain liabilities imposed on the Director or Officer under the federal securities laws.

The Board of Directors acknowledges that current and future Directors and Officers could benefit from the approval of the foregoing amendment and, in this connection, the Directors and Officers may be considered to have a conflict of interest and have a personal interest in approval of the amendment at the potential expense of the shareholders of the Company.

The Company's Directors and Officers have no insurance coverage for derivative claims or third party claims. The Company's Directors and Officers may be forced to personally absorb the liabilities and expenses of future derivative and third party claims. Alternatively, in certain instances, the Directors and Officers may obtain some protection under the Company's obligations under Colorado law and the Company's Articles of Incorporation and Bylaws to indemnify them with respect to these liabilities and expenses. The Company's indemnification obligation, however, will not necessarily absorb all liabilities and expenses to which the Directors and Officers may be exposed. Corporate indemnification is not an adequate substitute for liability insurance because the Directors and Officers cannot be assured that the Company's financial circumstances will always enable the Company to provide indemnification.

The amendment is not being proposed in response to any resignation, threatened resignation or refusal to serve by any Director or Officer of the Company or by any person the Company desires to serve as a Director or Officer. Moreover, management is unaware of any pending or threatened litigation against any Director or Officer wherein a claim is made for breach of fiduciary duty.

     C.   REDUCTION IN VOTING REQUIREMENTS

The BCA provides that for corporations in existence on June 30, 1994, unless otherwise provided in the corporation's articles of incorporation, the vote of two-thirds of all the votes entitled to be cast by each voting group are required to approve (i) amendment to the corporation's articles of incorporation; (ii) a plan of merger or share exchange; (iii) sale, lease, exchange or other disposition of all or substantially all of the property of a corporation otherwise than in the usual and regular course of business; or (iv) the dissolution of a corporation or the revocation of a dissolution. A corporation such as the Company in existence prior to June 30, 1994 and which has only a single voting group consisting of all of the common shareholders requires the vote of two-thirds of all issued and outstanding shares for any of the foregoing matters unless the articles of incorporation provide that the voting requirements for such corporation shall be the same as for corporations formed on or after July 1, 1994.

The Board of Directors has proposed to adopt an amendment to the Articles of Incorporation which reduces the voting requirement for the foregoing corporate actions to that which would be required to take the action if the action were to be taken by a corporation formed on or after July 1, 1994. Following adoption of this amendment, approval of each of the above corporate action will require the following votes:

Action                        Vote Required for Approval

Amendment to the Company's    Votes cast for matter exceed the
Articles of Incorporation     votes cast against the matter at a
                              meeting at which a quorum is
                              present.

Plan of merger or share       Majority of all votes entitled to
exchange                      be cast.

Sale, lease, exchange or      Majority of all votes entitled to
other disposition of all      be cast.
or substantially all of
the property of the
Company

Dissolution or revocation     Majority of all votes entitled to
of dissolution                be cast.


     Due to the dispersion of the Company's shareholders, it is difficult, if not impossible under ordinary circumstances for the Company to locate and obtain the vote of two-thirds of the outstanding shares without a material expenditure for the solicitation of proxies. The Board of Directors believes that it is in the best interests of the Company to reduce the voting requirement to the votes indicated above so that a minority of the Company's shareholders, through inaction or otherwise, will not be able thwart the will of the majority. The Board of Directors believes that reduction of the voting requirement will
(i) give the Company more flexibility to adapt its business structure to changing needs and business strategies over time and
(ii) reduce the time and costs associated with proxy solicitation. Other than as described in this Information Statement, the Board of Directors has no plans at this time to recommend any of the actions for which the voting requirement is being reduced.


MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

On rare occasions the Company's common stock is traded on the over-the-counter market and quotes for the Common Stock are reported in the National Quotation Bureau's "Pink Sheets." There is no established market for the Company's Common Stock.

The following table sets forth the range of high and low bid quotations, as reported by National Quotation Bureau:

Quarter Ended                           High                Low

July 31, 1994                           None                None
October 30, 1994                        None                None
January 31, 1995                        None                None
April 30, 1995                          None                None

July 31, 1995                           None                None
October 30, 1995                        None                None
January 31, 1996                        None                None
April 30, 1996                          None                None

July 31, 1996                           None                None
October 30, 1996                        None                None
January 31, 1997                        $.035               $ 0

The foregoing bid quotations reflect inter-dealer prices, without mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

As of May 2, 1997, there were approximately 4,155 holders of record of the Company's Common Stock.

No cash dividends have been declared with respect to the Common
Stock since its inception, and the Company has no present intention to pay such dividends in the foreseeable future.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are any transactions, or series of similar transactions, for the Company's last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which any of the Company's Officers, Directors or ten percent shareholders had, or will have, a direct or indirect material interest, naming such person and indicating the person's relationship to the Company, the nature of such person's interest in the transaction(s), the amount of such transaction(s) and, where practical, the amount of such person's interest in the transaction(s):

On December 1, 1982 the Registrant loaned Mr. Wesley Masters, a former Director, $7,551 pursuant to a note bearing interest at 10% per annum. As of April 30, 1996, $17,681 was due on such obligation. Such amount was applied against an obligation of the Company to a trust controlled by Mr. Masters and the remainder of that obligation of the Company was forgiven in January 1997.

In 1983, the Company loaned Mr. L. K. Hayhurst a total of $8,874 pursuant to two notes bearing interest at 10% per annum. As of April 30, 1996, $12,752 was due on such notes. In January 1997, the Company forgave the obligations under those notes in consideration of Mr. Hayhurst's past uncompensated services to the Company as Director.

As of April 30, 1996, Stahl Petroleum Company, over a period of time had loaned to Registrant $43,692.34, for Registrant's working capital and for Registrant to pay certain expenditures incurred in the Natural Gas Pipeline Company of America litigation described at Item 3(a)(i). That amount was repaid out of the proceeds from conversion of the $100,000 loan to the Company from NGT.

The Company believes that the foregoing transactions were on terms at least as favorable as those which it could have obtained from unaffiliated parties.

COMPLIANCE WITH SECTION 16(a) UNDER THE SECURITIES EXCHANGE ACT
OF 1934

Based solely on a review of reports filed with the Company, all Directors and Executive Officers timely filed all reports regarding transactions in the Company's securities required to be filed during the last fiscal year by Section 16(a) under the Securities Exchange Act of 1934.

                           SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company on or before November 10, 1997 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

                               OTHER MATTERS

The Board of Directors does not know of any other matters to be brought before the Meeting.


                                   By Order of the Board of
                                   Directors


                                   BRENT WAGMAN
                                   Chairman of the Board
May 2, 1997

INDEX TO PRO FORMA FINANCIAL INFORMATION AND FINANCIAL STATEMENTS


                                             PAGE

UNAUDITED PRO FORMA COMBINED,
FINANCIAL INFORMATION

Introductory Note

Pro Forma Balance Sheet - As of
 January 31, 1997

Pro Forma Statement of Operations
 - For the Nine Months Ended
 January 31, 1997

Pro Forma Statement of Operations
 - For the Year Ended April 30, 1996


LYRIC ENERGY, INC.

Independent Auditor's Report

Balance Sheet - April 30, 1996

Statements of Operations - Years Ended
 April 30, 1996 and 1995

Statements of Changes in Deficiency in
 Assets - Years Ended April 30,
 1996 and 1995

Statements of Cash Flows - Years
 Ended April 30, 1996 and 1995

Notes to Financial Statements

Balance Sheet - January 31, 1997 (Unaudited)

Statements of Operations - Three Month
 Periods Ended January 31, 1997 and 1996
 and Nine Month Periods Ended January
 31, 1997 and 1996 (Unaudited)

Statements of Cash Flows - Nine Month
 Periods Ended January 31, 1997 and
 1996 and November 1, 1996
 (Inception) through January 31,
 1997 (Unaudited)

Notes to Financial Statements (Unaudited)

NATURAL GAS TECHNOLOGIES, INC.

Report of Independent Certified Public
 Accountants

Balance Sheet - April 30, 1996 and 1995

Statements of Operations - For the Years
 Ended April 30, 1996 and 1995

Statement of Changes in Stockholders'
 Equity - For the Years Ended April
 30, 1996 and 1995


Statement of Cash Flows - For the
 Years Ended April 30, 1996 and
 1995

Notes to Financial Statements

PRO FORMA COMBINED FINANCIAL STATEMENTS

Upon completion of final documentation, Lyric will acquire 100% of the outstanding shares of Natural Gas Technologies, Inc. (NGT) (a Texas corporation) in exchange for the issuance of new Lyric shares. This transaction, coupled with the conversion of a note payable to NGT into Lyric shares will cause former NGT shareholders to own at least 95% of Lyric. This transaction qualifies as a purchase for accounting purposes. However, the transaction also is considered to be a reverse purchase whereby NGT is considered to be the acquirer for accounting purposes. As such, there are no adjustments to the carrying value of NGT assets and liabilities to reflect current fair values and Lyric has no assets and liabilities that require adjustment.

The transaction consists of three parts, a loan from NGT to Lyric that is convertible into Lyric common stock, the distribution of these shares by NGT to its stockholders, and the issuance of new Lyric shares for outstanding NGT shares. A portion of the transaction agreement calls for Lyric to reverse split its outstanding shares after the note conversion by a factor of one share for 231.2433 shares. The following table presents summarized historical unaudited balance sheets for the two entities, estimated adjustments required as a direct result of the acquisition plan and the transactions contemplated therein, and a pro forma consolidated balance sheet as of the date shown. Adjustments consist of recording the effects of converting the note, reverse splitting the outstanding shares, and issuing shares for NGT shares.

                          Pro Forma Balance Sheet
                          As of January 31, 1997



                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

ASSETS

Cash                     $  -     $  237     $  -      $  237
Accounts receivable         -      4,087        -       4,087
Oil and gas properties
 (Full cost method)         -  1,304,212        -   1,304,212
Other assets                -     24,973        -      24,973

TOTAL ASSETS             $  -  1,333,509     $  -  $1,333,509

LIABILITIES AND
 STOCKHOLDERS EQUITY

Liabilities:
Accounts payable and
  accrued expenses    $ 64,521  $42,731  $(64,521)  $  42,731
Loans from
  stockholder               -    36,989         -      36,989
Note payable                -    20,968         -      20,968

Total Liabilities     $ 64,521  100,688   (64,521)    100,688

Redeemable stock
  (preferred A)             -    38,388         -      38,388

Stockholders  equity:
Preferred stock -
  series B                  -   842,944         -     842,944
Common stock           469,584    2,757  (437,341)     35,000

Stock to be issued          -    45,248   (45,248)          -
Additional paid
  in capital         1,690,545 1,031,683(1,677,540) 1,044,688
Retained deficit    (2,224,650)(728,199) 2,224,650   (728,199)

Total Stockholders
 Equity                (64,521)1,194,433    64,521  1,194,433


TOTAL LIABILITIES
  AND STOCKHOLDERS
  EQUITY              $    -   $1,333,509  $    -  $1,333,509

The following table presents summarized historical statements of operation of the two entities for the nine months ended January 31, 1997. These statements include the recognition during the nine months of certain extraordinary items related to agreements for the acquisition of NGT. The adjustments consist of eliminating the related party interest along with the extraordinary gain from debt forgiveness.


                     Pro Forma Statement of Operations
                For the Nine Months Ended January 31, 1997


                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

REVENUES                 $  -    $56,741     $  -      $56,741

Direct Expenses             -     52,273     $  -       52,273
Depletion and
  Depreciation              -    138,916        -      138,916
Other Operating Expenses   114    63,777        -       63,891
Other Expenses (income)  5,928     3,666     5,928       3,666

Income from
  Continuing
  Operations             6,042   201,891     5,928     202,005

Extraordinary items:
  Forgiveness of
  debt                 464,093       -    (464,093)        -

Net income           $ 458,051 $(201,891) $(458,165) $(202,005)

Loss per share
  before extra-
  ordinary items                                     $  (0.05)


The following table presents summarized historical statements of operations of the two entities for the fiscal year ended April 30, 1996. The adjustment is the elimination of related party interest that was based on related party debt eliminated in January 1997 as debt forgiveness.

                     Pro Forma Statement of Operations
                     For the Year Ended April 30, 1996


                         Lyric               Adjust-   Pro Forma
                         Energy      NGT     ments     Combined

REVENUES                 $  -    $ 185,332  $   -    $  185,332

Direct expenses             -      120,147      -       120,147
Depletion and
  depreciation              -      146,619      -       146,619
Other operating
  expenses                906      169,589      -       170,495
Other expense
  (income)              8,891       28,207   (8,891)     28,207
Income from
  continuing
  operations           (9,797)    (279,230)   8,891   (280,136)

Extraordinary items:
  Forgiveness
  of debt                  -           -         -          -

Net income           $(9,797)   $(279,230) $  8,891  $(280,136)

Loss per share
  before extra-
  ordinary items                                       $(0.07)

NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

The pro forma financial statements presented above assume that the combination of these two entities will be approved by each entity and that the transactions will occur in accordance with the current agreements. They do not reflect any activities of the entities subsequent to January 31, 1997. These statements do not, and are not intended to, present a projection of the future income of the combined entity. These pro forma statements also do not include the effects on net assets of certain planned transactions by NGT to acquire other oil and gas properties through the issuance of NGT shares prior to the acquisition.

The stock transactions include the issuance of 203,041,517 Lyric shares to NGT to convert the note payable. The reverse stock split would result in outstanding shares of approximately 1,081,000. The subsequent issuance of Lyric shares for the outstanding NGT shares would result in total outstanding Lyric shares of 4,024,470 which has been used as the basis for the earnings per share calculation.


                               LYRIC ENERGY, INC.

                              Financial Statements

                            April 30, 1996 and 1995

                  (with independent auditor's report thereon)




                         WILSON, HAAG & CO., P.C.
                       CERTIFIED PUBLIC ACCOUNTANTS
             418 S. POLK, P.O. BOX 590, AMARILLO, TEXAS 79105
                    (806) 372-3331   FAX (806) 372-3355


                       Independent Auditor's Report



The Board of Directors and Stockholders
Lyric Energy, Inc.:

We have audited the accompanying balance sheet of Lyric Energy, Inc. as of April 30, 1996, and the related statements of operations, changes in deficiency in assets and cash flows for the years ended April 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lyric Energy, Inc. as of April 30, 1996, and results of its operations and its cash flows for the years ended April 30, 1996 and 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 6 to the financial statements, the Company has been relatively inactive during the past two years due to a lack of operating assets and working capital and a significant deficiency in assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                              /S/ Wilson, Haag & Co., P.C.
                                  WILSON, HAAG & CO., P.C.



January 10, 1997 (except for certain
  information in note 5 as to which
  the date is March 17, 1997)
Amarillo, Texas

                            LYRIC ENERGY, INC.

                              Balance Sheet

                              April 30, 1996



     Assets

Current asset - cash in bank                        $     1,453





    Liabilities and Deficiency in Assets

Current liabilities:
  Accounts payable, trade (including
    $48,811 due to related parties)                      65,860
  Judgement payable to a related party
    (note 2)                                            250,000
  Accrued interest payable to a related
    party (note 2)                                      119,258
  Advance from a related party (note 2)                  88,907


       Total current liabilities                        524,025

Deficiency in assets:
  Common stock - par value $.01 per share;
    authorized 250,000,000 shares; issued
    and outstanding 46,958,483 shares (note 5)          469,584
  Additional paid-in capital                          1,690,545
  Deficit                                            (2,682,701)


                                                       (522,572)


Commitment and contingency (notes 4 and 6)
                                                    $     1,453






See accompanying notes to financial statements.
                            LYRIC ENERGY, INC.

                         Statements of Operations

                    Years ended April 30, 1996 and 1995



                                               1996       1995


General and administrative expenses        $   (906)     (2,684)

Interest expense to related party            (8,891)     (8,891)

Net loss before income taxes                 (9,797)    (11,575)

Income taxes (note 3)                           -           -


       Net loss                            $ (9,797)    (11,575)



Net loss per common share (note 1)         $ (.0002)     (.0002)





















See accompanying notes to financial statements.
                            LYRIC ENERGY, INC.

               Statements of Changes in Deficiency in Assets

                    Years ended April 30, 1996 and 1995


                Common Stock

             Number            Additional
               of               Paid-In
             Shares   Amount    Capital     Deficit      Total

Balances
April
30,1994   46,958,483 $469,584  1,690,545  (2,661,329)  (501,200)

Net
loss           -         -         -         (11,575)   (11,575)

Balances
April
30, 1995  46,958,483 $469,584  1,690,545  (2,672,904)  (512,775)

Net loss       -         -         -          (9,797)    (9,797)

Balances
April
30, 1996  46,958,483 $469,584  1,690,545  (2,682,701)  (522,775)


See accompanying notes to financial statements.

                            LYRIC ENERGY, INC.

                         Statements of Cash Flows

                    Years ended April 30, 1996 and 1995


                       Increases (Decreases) in Cash

                                              1996         1995

Cash flows from operating activities:
  Cash paid to suppliers                    $   (67)     (3,134)
  Other                                       1,108       1,770


       Net cash provided by (used in)
         operating activities and net
         increase (decrease) in cash          1,041      (1,364)

Cash at beginning of year                       412       1,776


Cash at end of year                         $ 1,453         412





                      Reconciliation of Net Loss to
            Net Cash Provided by (Used in) Operating Activities

                                               1996        1995

Net loss                                   $ (9,797)    (11,575)
Adjustments to reconcile net loss to
  net cash provided by (used in)
  operating activities:
    Net changes in the following:
      Accounts payable, trade                 1,947       1,320
      Accrued interest                        8,891       8,891


       Net cash provided by (used in)
         operating activities              $  1,041      (1,364)



See accompanying notes to financial statements.

                            LYRIC ENERGY, INC.

                       Notes to Financial Statements

                          April 30, 1996 and 1995



(1) General and Summary of Significant Accounting Policies

    General

     Lyric Energy, Inc. is a publicly registered company formerly involved in the exploration and development of oil and gas reserves. The Company currently has no interests in any oil and gas properties and has been inactive during 1996 and 1995.


    Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


    Net Loss Per Common Share

     Net loss per common share was calculated by applying the treasury stock method using weighted average outstanding shares of 46,958,483.



(2)  Related Party Transactions

     Advance from a related party (ML&C Trust) consists of an unsecured 10% demand note payable of $88,907. ML&C Trust is controlled by a significant shareholder of the Company. Interest expense of $8,891 was incurred on this advance during 1996 and 1995. In January 1997, the Company received a release of its obligation to repay this advance including any interest which was accrued under the terms of the note.

     The Company had a $250,000 judgement payable to a related party (Dynamic Investing, Inc.) at April 30, 1996. Dynamic Investing, Inc is owned by the president of the Company. In December 1996, the Company received a release of the judgement from the related party at no cost to the Company.

(3) Income Taxes

     Income tax credits differ from the amounts computed by multiplying losses before income taxes by the applicable
     Federal income tax rates. The reasons for these differences and the tax effect of each are as follows:

                                              1996        1995

       "Expected" income tax credit        $ (3,300)     (3,900)
       Limitation on recognition of
         income tax benefits of current
         operating loss and tax credits       3,300       3,900


                                           $    -           -



     At April 30, 1996, the Company had investment tax credit carryforwards of approximately $26,000 available to offset current Federal income taxes in future years which, if unused, expire as follows: $15,000 in 1997; $6,000 in 1998; $4,000 in 1999; and $1,000 in 2001. The Company has a
     statutory depletion carryforward of approximately $219,000 which can be carried forward indefinitely. The Company has tax net operating loss carryforwards of approximately $2,714,000 which expire as follows: $140,000 in 2001;
     $201,000 in 2002; $239,000 in 2003; $257,000 in 2004;
     $354,000 in 2005; $305,000 in 2006; $840,000 in 2007;
     $220,000 in 2008; $79,000 in 2009 and $79,000 in 2010.
     These depletion and net operating loss carryforwards are available to offset future Federal taxable income. The deferred tax asset related to the above carryforwards has been reduced to zero by a valuation allowance of equal amount so that no tax benefits of any of these carry-forwards are reflected in the financial statements.


(4) Commitment

     In connection with a compromise and settlement agreement related to a bank debt forgiveness in July 1991, the Company agreed to issue additional common stock in the future as may be required to maintain the bank at an 8.9976% ownership interest.


(5) Subsequent Event

     On January 2, 1997, the Company entered into a Letter of Intent("LOI"), which was amended by subsequent negotiations and a supplemental letter dated March 17, 1997, with Natural Gas Technologies, Inc., a Texas corporation "NGT").
     Pursuant to the LOI, NGT loaned the Company $100,000 pursuant to a noninterest-bearing convertible note dated February 4, 1997, ("Note") and the loaned funds were placed in escrow. The loan will be converted into 203,041,517 common shares, which are all of the remaining authorized but unissued common shares of the Company, after the Company has filed all of the required reports pursuant to the Securities Exchange Act of 1934, as amended, and after the Company obtains a waiver from the bank of the non-dilution rights described in note 4. Upon such conversion, the loaned funds will be released from escrow and paid to the Company for use in satisfying all existing debts and encumbrances and to settle all claims against it. If the Note is not converted by December 31, 1997, the funds in escrow will be returned to NGT. The LOI further provides for a share exchange transaction whereby the shareholders of NGT would be issued additional shares in the Company such that these shareholders would own a total of 95 percent of the total issued and outstanding common shares of the Company and NGT would become a wholly-owned subsidiary of the Company. The share exchange will occur after the Company holds a shareholder meeting for the purpose of (i) approving a reverse split of the Company's common stock which will result in additional common shares being made available for issuance in the shares exchange; (ii) authorizing 10,000,000 shares of no par value preferred stock approximately 25,000 of which will designated for exchange with NGT preferred shareholders in the share exchange and the remaining 9,975,000 of which will be reserved for future issuance at the discretion of the Board of Directors; and (iii) approving certain other amendments to the Company's Articles of Incorporation. The share exchange remains conditional upon the completion of due diligence and final documentation.

(6) Going Concern

     The Company has been relatively inactive during the past two years due to a lack of operating assets and working capital and a significant deficiency in assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently searching for the acquisition of or merger with an operating company in order to carry on the business of the acquired company. The Company has signed a Letter of Intent to make such an acquisition (see note 5). The ability of the Company to continue as a going concern is dependent on the completion of such an acquisition. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                            Lyric Energy, Inc.
                     (A Development Stage Enterprise)
                               Balance Sheet
                                (Unaudited)


                 LIABILITIES AND SHAREHOLDERS' DEFICIENCY

                                        January 31, 1997

Current liabilities
  - accounts payable, trade
  (including $48,811 due to
   related parties)                     $  64,521

Shareholders' deficiency:
  Common stock, $.01 par value,
   shares authorized,
   250,000,000; issued and
   outstanding, 46,958,483                469,584
  Additional paid-in capital            1,690,545
  Accumulated deficit
   (net of $462,554 of earnings
   during the development stage)       (2,224,650)
   Total shareholders' deficiency        ( 64,521)

Total liabilities and
  shareholders' deficiency              $      -


              See accompanying notes to financial statements.


                            Lyric Energy, Inc.
                     (A Development Stage Enterprise)
                         Statements of Operations
                                (Unaudited)

                                                      November
                         Three-Month    Nine-Month    1, 1996
                         Periods        Periods     (Inception)
                         Ended          Ended          Through
                         January 31,    January 31,    January
                         1997   1996    1997    1996   31, 1997

Revenues                 $ -    $  -    $  -    $ -    $   -
General and
 administrative
 expenses                 (57)     -     (158)    -       (57)
Other income               -       -       44     -        -
Interest expense
 to related
 party                 (1,482)  (2,223) (5,928) (6,669) (1,482)

Net loss before
 income taxes
 and extra-
 ordinary
 items                 (1,539)  (2,223) (6,042) (6,669) (1,539)
Income taxes               -       -        -       -      -
Net loss before
 extra-
 ordinary
 items                 (1,539)  (2,223) (6,042) (6,669) (1,539)

Extraordinary
 items (Note 3):
  Forgiveness of
   judgment pay-
   able to related
   party, net of
   income taxes
   of $-              $ 250,000    -   250,000     -   250,000
  Forgiveness of
   advance payable
   to related
   party and
   related accrued
   interest, net of
   income taxes
   of $-                214,093    -   214,093     -   214,093

   Net earnings
     (loss)        $   462,554 $(2,223)458,051 $(6,669)$462,554

Weighted average
 shares outstan-
 ding      46,958,483 46,958,483 46,958,483 46,958,483 46,958,483

Net loss per
 share before
 extraordinary
 items         $ (.00003) $ (.00005) $(.0001) $(.0001) $ (.00003)

Net earnings
 per share
 from extra-
 ordinary
 items            .01           -        .01      -         .01

Net earnings
 (loss) per
 common
 share           $.01     $ (.00005) $  .01   $ (.0001)   $ .01



             See accompanying notes to financial statements.

                             Lyric Energy, Inc.
                     (A Development Stage Enterprise)
                         Statements of Cash Flows
                                (Unaudited)



                                             November 1, 1996
                         Nine-Month          (Inception)
                         Periods Ended       Through
                         January 31, 1997    January 31, 1997
                         1997        1996


Net cash used in
 operating activities
 and net decrease
 in cash               $(1,453)    $[     ]      $(23)

Cash at beginning
 of period               1,453        412          23

Cash at end of
 period                $    -      $[     ]      $  -



                 Schedule of Noncash Financing Activities

Forgiveness of advance
 payable to related
 party                 $88,907     $   -      $ 88,907



              See accompanying notes to financial statements.


                             Lyric Energy, Inc.
                     (A Development Stage Enterprise)
                       Notes to Financial Statements


Note 1.  Basis of Presentation

The unaudited financial statements and related notes to financial statements presented herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. The accompanying financial statements were prepared in accordance with the accounting policies used in the preparation of the Company's audited financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996 and should be read in conjunction with such financial statements and the notes thereto.

Effective November 1, 1996, the Company returned to the development stage in accordance with Statement of Financial
Accounting Standards No. 7, Accounting and Reporting by
Development Stage Enterprises, with its planned principal activities consisting of the evaluation, structure and completion of a merger with or acquisition of a privately owned corporation.

In the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of operating results for the interim periods presented have been made.

Note 2.  Going Concern

The Company has been relatively inactive during the past two years due to a lack of operating assets and working capital and a significant deficiency in assets. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently searching for the acquisition of or merger with an operating company in order to carry on the business of the acquired company. The Company has signed a Letter of Intent to make such an acquisition (see Note
4). The ability of the Company to continue as a going concern is dependent on the completion of such an acquisition. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 3.  Related Party Transactions

As of December 31, 1996, the Company was obligated to repay an advance from a related party (ML&C Trust) consists of an unsecured 10% demand note payable of $88,907. ML&C Trust is controlled by a significant shareholder of the Company. Interest expense of $1,482, $2,223, $5,928 and $6,669 was incurred on this advance during the three-month periods ended January 31, 1997 and 1996 and nine-month periods ended January 31, 1997 and 1996, respectively. In January 1997, the Company received a release of its obligation to repay this advance including any interest which was accrued under the terms of the note.

The Company had a $250,000 judgment payable to a related party (Dynamic Investing, Inc.) at November 30, 1996. The underlying judgment occurred in 1993. Dynamic Investing, Inc. is owned by the president of the Company. In December 1996, the Company received a release of the judgment from the related party at no cost to the Company.

Note 4.  Letter of Intent and Promissory Note

On January 2, 1997, the Company entered into a Letter of Intent ("LOI"), which was amended by subsequent negotiations and a supplemental letter dated March 17, 1997, with Natural Gas Technologies, Inc., a Texas corporation ("NGT"). Pursuant to the LOI, NGT loaned the Company $100,000 pursuant to a noninterest-bearing convertible note dated February 4, 1997 ("Note"), and the loaned funds were placed in escrow. The loan will be converted into 203,041,517 common shares, which are all of the remaining authorized but unissued common shares of the Company, after the Company has filed all of the required reports pursuant to the Securities Exchange Act of 1934, as amended, and after the Company obtains a waiver from the bank of the Company's commitment in connection with a compromise and settlement agreement related to a bank debt forgiveness in July 1991 to issue additional common stock in the future as may be required to maintain the bank at an 8.9976% ownership interest. Upon such conversion, the loaned funds will be released from escrow and paid to the Company for use in satisfying all existing debts and encumbrances and to settle all claims against it. If the Note is not converted by December 31, 1997, the funds in escrow will be returned to NGT. The LOI further provides for a share exchange transaction whereby the shareholders of NGT would be issued additional shares in the Company such that these shareholders would own a total of 95 percent of the total issued and outstanding common shares of the Company and NGT would become a wholly-owned subsidiary of the Company. The share exchange will occur after the Company holds a shareholder meeting for the purpose of (i) approving a reverse split of the Company's common stock which will result in additional common shares being made available for issuance in the shares exchange; (ii) authorizing 10,000,000 shares of no par value preferred stock approximately 25,000 of which will be designed for exchange with NGT preferred shareholders in the share exchange and the remaining 9,975,000 of which will be reserved for future issuance at the discretion of the Board of Directors; and (iii) approving certain other amendments to the Company's Articles of Incorporation. The share exchange remains conditional upon the completion of due diligence and final documentation.

Item 2.  Plan of Operation.

The Company is currently searching for an operating company to acquire in order to carry on the business of the acquired company. The Company has only engaged in preliminary efforts in attempting to identify possible merger or acquisition candidates; however, effective January 2, 1997, as amended March 17, 1997, the Company has entered into a letter of intent with Natural Gas Technologies, Inc. See "Letter of Intent and Promissory Note." The Company has insufficient capital with which to provide merger or acquisition candidates with substantial cash or other assets, regardless, management believes that the Company offers potential merger or acquisition candidates the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering.

Management contemplates that the Company will seek to merge with or acquire a company with assets or earnings, or both. The Company has not established a specific level of earnings or assets below which the Company would not consider a merger acquisition of the target company. Moreover, management may identify and acquire a target company which is generating losses if it believes that the prospects of the target company merit the risks involved.

The Company has very limited liquidity and in fact in the absence of being able to borrow money from its Chairman of the Board of Directors or some other source, it will not be able to continue operations. In recent history, the Company's sole source of liquidity was in fact from loans of cash or services provided to it by its Chairman. The Company does not plan on hiring third party consultants to perform due diligence or market research relative to availability of target companies but instead plans on relying on its own judgment in determining the viability of the merger and acquisition market and any target candidates which may be made available to it. The Company's sole employee is its Chairman and Chief Executive Officer and it is expected this shall remain true until such time as the Company completes an acquisition of a target operating company or a business of another company by way of a merger transaction. As a result of the Company's lack of cash, its only available form of acquisition "capital" is its stock.

Letter of Intent and Promissory Note

On January 2, 1997, the Company entered into a Letter of Intent with Natural Gas Technologies, Inc. ("NGT"), a Texas corporation engaged in the exploration, development and production of oil and gas properties. The Letter of Intent was amended March 17, 1997. Pursuant to the Letter of Intent, NGT loaned the Company $100,000 pursuant to a non-interest bearing Convertible Promissory Note (the "Note"). The Note automatically converts into 203,041,517 shares of the Company upon the later to occur of (i) the Company becoming current on all reports required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) the Company obtaining a waiver from Amarillo National Bank of the Bank's non-dilution rights contained in the July 31, 1991 agreement with the Bank. If the Note does not convert prior to December 31, 1997, the funds in escrow will be repaid to NGT. Upon conversion of the Note, the Company has agreed to fill two vacancies on the Board of Directors with two directors nominated by NGT.

The Letter of Intent further provides for a special meeting of the shareholders of the Company to approve the following matters:
(i) a 268.3342 shares for one share reverse split of the Company's common stock; (ii) a name change of the Company to Natural Gas Technologies, Inc.; (iii) amendments to the Company's articles of incorporation to eliminate the liability of officers and directors in certain circumstances and to reduce the shareholder voting requirements for certain significant corporate actions; and (iv) the authorization of 10,000,000 shares of no par value preferred stock which will be reserved for future issuance in the discretion of the Board of Directors. Assuming approval of the foregoing matters, the current shareholders of the Company will upon conversion of the Note hold 175,000 shares and NGT will hold 756,674 shares on a post-reverse split basis. The special meeting will be held as soon as practicable after the conversion of the Note, and all costs associated with the meeting, including the preparation and mailing of the information statements and notices will be borne by NGT.

The Letter of Intent further contemplates a share exchange between NGT and Lyric. The share exchange is intended to take place in two stages. The first stage will occur immediately after shareholder approval of the matters specified above and will consist of the exchange of approximately 2,055,000 shares of the authorized but unissued post-reverse split shares of the Company for approximately eighty percent of the equity interests in NGT, which interests are held by certain officers, directors and their family members and affiliates. The Company will therefore control NGT upon completion of the first stage. The second stage will occur upon the effective date of a registration statement on Form S-4 which registers the exchange of all of the remaining equity interests in NGT into approximately 513,000 shares of the authorized but unissued post-reverse split shares of the Company and further providing for the distribution of the 756,674 post-reverse split shares of the Company issued to NGT upon conversion of the Note to the shareholders of NGT immediately prior to the share exchange. The foregoing terms are subject to adjustment based upon the anticipated conversion of certain preferred stock of NGT into common stock and based upon certain anticipated oil and gas property acquisitions by NGT prior to the share exchange. It is anticipated that upon completion of the share exchange, the current shareholders of the Company will hold five percent of the total outstanding shares of Lyric and the shareholders of NGT will hold the remaining 95 percent.

The share exchange remains conditional upon the completion of due diligence and final documentation therefor.

Liquidity and Capital Resources

On January 31, 1997, the Company had no cash on hand. At the date of this report, the Company has entered into a Convertible Promissory Note pursuant to which $100,000 has been loaned to Company but is currently being held in escrow. Such funds will be taken out of escrow and paid to the Company upon the later to occur of (i) the Company becoming current on all reports required under Section 13 or 15(d) of the Exchange Act and (ii) the Company obtaining a waiver from Amarillo National Bank of the Bank's non-dilution rights contained in a settlement agreement with the Bank. See Note 4 of the Notes to Financial Statements presented herein. Pursuant to a letter of intent between the Company and the lender, the Company must use such funds for the payment of outstanding obligations in preparation for a share exchange with the lender. In the event the foregoing escrow release conditions do not occur before December 31, 1997, the funds in escrow will be repaid to the lender. Should this occur, the Company will have inadequate liquidity on its own to carry out its business plan and will have to rely on future advances from its President and Sole Director.

Except for historical information contained herein, statements in this discussion are forward looking statements. Forward looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecast results.
             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors
NATURAL GAS TECHNOLOGIES, INC.
Abilene, Texas

We have audited the accompanying balance sheets of Natural Gas Technologies, Inc. as of April 30, 1996 and 1995 and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natural Gas Technologies, Inc. at April 30, 1994, and the results of its operations and its cash flows from inception to April 30, 1994, in conformity with generally accepted accounting principles.



Robert Early & Company, P.C.
Abilene, Texas

July 30, 1996
                      NATURAL GAS TECHNOLOGIES, INC.
                               Balance Sheet
                          April 30, 1996 and 1995

                                             1996         1995

                Assets

Cash                                    $      506   $       19
Oil and gas properties                   1,443,830    1,333,444
Lease and well equipment                    29,503        7,277
  Accumulated depreciation
  and depletion                           (170,583)     (24,346)
                                         1,302,750    1,316,375

Investment in Wagman
 Petroleum, Inc. stock                     14, 464       14,464
Organizational costs
(net of amortization
of $1,114 and $732)                            796          178

       TOTAL ASSETS                $     1,318,516   $1,332,036



               Liabilities and Stockholders' Equity

Liabilities
         Accounts payable                  $  15,629   $ 37,462
         Accrued interest                         80     46,263
         Advances and amounts due officers         -     53,322
         Amount due Wagman Petroleum, Inc.         -     44,977
         Current portion of notes payable     18,794    396,988
           Total Current Liabilities          34,503    579,012

         Notes payable                        15,434          -
            TOTAL LIABILITIES                 49,937    579,012

Redeemable Stock
     Preferred stock, Series A
     $4.00 par value (500,000 shares
     authorized, 9,597 outstanding)           38,388          -

Stockholders's Equity
     Preferred stock, Series B
     $4.00 par value (500,000 shares
     authorized, 210,736 outstanding)        842,944          -

     Common stock, $.001 par value
     (10,000,000 shares authorized,
     2,330,130 and 2,343,562 outstanding)      2,330      2,344
         Additional paid-in capital          497,573    473,994
         Stock to be issued                  579,785    739,897
         Prepaid director fees               (20,833)   (70,833)
         Retained earnings/(deficit)        (671,608)  (392,378)
       Total Stockholders' Equity          1,230,191    753,024


TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                  $  1,318,516 $1,332,036


                      NATURAL GAS TECHNOLOGIES, INC.
                         Statements of Operations
                For the years ended April 30, 1996 and 1995




                                              1996       1995

Oil and gas revenues                       $ 156,736   $144,014
Other income                                  28,596      7,769
         Total Revenues                      185,332    151,783

Expenses:
         Production taxes                      5,737      7,768
         Lease operating expenses            114,410    110,624
         Depreciation, depletion
          and amortization                   146,619     23,239
         Professional fees                    10,571         -
         Office expenses                       3,002      6,411
         Management and consulting fees       90,000      1,000
         Rent                                  4,200     14,178
         Secretarial services                    500      1,428
         Printing and distribution             2,092      6,884
         Director fees                        50,000     50,000
         Taxes                                 1,885      1,051
         Offering costs
          (non-capitalizable)                  4,000    113,061
         Other expenses                        3,339     17,588
               Total Expenses                436,355    353,232

Income/(Loss) from Operations               (251,023)  (201,449)

         Interest income                          -          75
         Interest expense                    (28,207)   (39,722)

         NET (LOSS)                        $(279,230) $(241,096)

         Primary loss per share            $   (0.12)  $  (0.10)
         Weighted average shares
            outstanding                    2,398,254   2,387,546

         Fully diluted loss per share      $   (0.11)  $  (0.09)
         Weighted average shares
            outstanding                    2,618,587   2,607,879

                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
             For the years ended April 30, 1996 and 1995


                                  Preferred Stock

                            Series A            Series B
                         Shares    Amount    Shares    Amount

BALANCES April 30, 1994     -     $    -         -   $     -

Voluntary reduction in
 shares held by
 directors                  -          -         -         -

Sale of option              -          -         -         -

Net loss                    -          -         -         -

BALANCES April 30, 1995     -          -         -         -

Stock issued for:
 Cash                    9,597      38,388       -         -
 Oil and gas
  interests                 -          -      16,360     65,440
 Related party liabi-
  lities                    -          -         -         -

Exchange by Wagman
 Petroleum Inc. of
 common for preferred       -          -     194,376    777,504

Net loss                    -          -          -         -

BALANCES
April 30, 1996           9,597    $ 38,388   210,736   $842,944

STOCK TO BE ISSUED
(Total Value)

For Oil and gas
 interests                  -          -      16,360     65,440
For Cash                9,597       38,388        -         -
For Services                -          -          -         -

Exchange by Wagman
 Petroleum Inc.
 of common for
 preferred                  -          -     194,376    777,504


                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
            For the years ended April 30, 1996 and 1995 (cont.)


BALANCES
 April 30, 1995         9,597    $ 38,388    210,736   $842,944

Liabilities to
 related parties            -          -          -         -
Liablities to
 third parties              -          -          -         -
Oil and gas
 interests                  -          -          -         -
Promotional
 services                   -          -          -         -

BALANCES April 30, 1996     -          -          -         -


The accompanying notes are an integral part of these financial statements.
                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
            For the years ended April 30, 1996 and 1995 (cont.)


                                             Additi-   Accumu-
                                             onal      lated
                           Common Stock      Paid-In   Earnings
                         Shares    Amount    Capital   (Deficit)

BALANCES
 April 30, 1994       $ 2,843,562  $2,844   $473,394  $(151,282)

Voluntary reduction
 in shares held by
 directors               (500,000)   (500)       500       -

Sale of option              -          -         100       -

Net loss                    -          -         -     (241,096)

BALANCES
 April 30, 1995         2,343,562   2,344    473,994   (392,378)

Stock issued for:
 Cash                      2,667        3        170       -
 Oil and gas
  interests              337,235      337    635,560       -
 Related party liabi-
  lities                 165,000      165    164,835       -

Exchange by Wagman
 Petroleum Inc. of
 common for preferred   (518,334)    (518)  (776,986)      -

Net loss                    -          -          -    (279,230)

BALANCES
April 30, 1996        $2,330,130    $2,331 $ 497,573  $(671,608)


The accompanying notes are an integral part of these financial statements.
                NATURAL GAS TECHNOLOGIES, INC.
             Statement of Changes in Stockholders' Equity
            For the years ended April 30, 1996 and 1995 (cont.)


                                             Additi-   Accumu-
                                             onal      lated
                           Common Stock      Paid-In   Earnings
                         Shares    Amount    Capital   (Deficit)

STOCK TO BE ISSUED
(Total Value)

Oil and gas
 interests            $ 337,235    $   337   $631,628   $697,405
Cash                         -          -         104     38,492
Services                 2,667           3      3,997      4,000

Exchange by Wagman
 Petroleum Inc.
 of common for
 preferred            (518,334)      (518)  (776,986)        -

BALANCES
 April 30, 1995       $842,944  $(178,432) $ (  178) $(141,257)

Liabilities to
 related parties       216,655        217   833,089    433,306
Liablities to
 third parties          10,615         11    21,220     21,231
Oil and gas
 interests              22,624         23    45,225     45,248
Promotional
 services              200,000        200    79,800     80,000

BALANCES
 April 30, 1996       $449,894   $    451  $579,334   $579,785




The accompanying notes are an integral part of these financial statements.
                      NATURAL GAS TECHNOLOGIES, INC.
                          Statement of Cash Flows
                For the years ended April 30, 1996 and 1995


                                             1996       1995

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                $  (279,230) $ (241,096)
Adjustments to reconcile net income/(loss) to
       net cash provided by operations:
       Depreciation, depletion and amortization         146,619
     23,239
       Amortization of directors fees         50,000     50,000
       Stock to be issued for services        80,000         -

Expensing
 of prepaid offering costs                        -      35,107
Increase/(decrease) in:
       Accounts payable                        (601)      8,495
       Accrued expenses                     (32,033)     39,646

NET CASH (USED BY) OPERATING ACTIVITIES     (35,245)    (84,609)

CASH FLOWS FROM INVESTING ACTIVITIES:
       Purchase of fixed assets             (22,226)     (7,277)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Proceeds from stock to issued              -      35,069
       Advances from related parties          23,730     56,824
       Note proceeds                          35,000         -
       Note payments                           (772)         -

NET CASH PROVIDED BY FINANCING ACTIVITIES     57,958     91,893

       Increase/(decrease) in cash for period    487          7

         Cash, Beginning of period                19         12

         Cash, End of period               $     506   $     19

Supplemental Disclosures:

       Cash payments for:
         Interest                          $     772   $     -
         Income taxes                             -          -

       Stock and stock to be issued for:
         Professional services             $  80,000   $  4,000
         Oil and gas properties               45,248    697,405
         Reductions of accounts
          and notes payable                  619,537          -
                      NATURAL GAS TECHNOLOGIES, INC.
                       Notes to Financial Statements
                          April 30, 1996 and 1995


NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Natural Gas Technologies, Inc. (NGT) was incorporated on April 26, 1993 and began operations in June 1993. NGT acquired interests in various oil and gas properties in February and June 1994 and has been active in this industry since that time. The nature of the oil and gas industry lends itself to uncertainties and risks. NGT s interests are currently concentrated in the Central Texas area.

NGT was in the development stage during the year ended April 30, 1994 and statements to that date reflected such status. The year ended April 30, 1995 is the first year during which the Company is considered an operating company.

The accounting and reporting policies of NGT conform with generally accepted accounting principles and to general practices within the industry. Policies that materially affect the determination of financial position, changes in financial position, and results of operations are summarized as follows:

Federal Income Taxes -- For Federal income tax purposes, NGT reports its operations on the accrual basis of accounting.
Depreciation is calculated using the MACRS percentages. First year expensing under Section 179 is utilized when it is advantageous to do so.

Statement No. 109 (SFAS 109) "Accounting for Income Taxes" requires that a liability approach to providing for deferred taxes be used. That is, deferred taxes must be established for all temporary differences between the book and tax bases of assets and liabilities.

Oil and Gas Properties -- The Company has adopted the full cost method of accounting for its oil and gas producing activities and, accordingly, capitalizes all costs incurred in the acquisition, exploration, and development of proved oil and gas properties, including the costs of abandoned properties, dry holes, geophysical costs, and annual lease rentals. In general, sales or other dispositions of oil and gas properties are accounted for as adjustments to capitalized costs, with no gain or loss recorded.

Depletion and amortization are computed on a composite unit-of-production method based on estimated proved reserves. All costs associated with oil and gas properties are currently included in the base for computation and amortization. The Company's proved reserves were estimated by Company personnel based on previous work done by a petroleum engineer. All of the Company's reserves are located within the United States.

Depreciation is calculated on a straight line over the estimated useful lives of the assets. This is seven years for lease and well equipment.

Earnings per Share and Shares to be Issued -- Primary earnings per share is calculated on the basis of weighted average common shares outstanding which includes shares to be issued as discussed below. Fully diluted earnings per share is calculated based on the assumption that convertible preferred shares were converted at the first of the year.

Shares to be issued represents shares that the Company has contractually or otherwise agreed to issue. These have been included in weighted average earnings per share as of the effective date of the agreement rather than the date actually issued.

Cash Flows -- The Company considers cash to be its only cash equivalent for purposes of presenting its Statement of Cash
Flows.

Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Environmental Issues -- The oil and gas industry is regulated in Texas by the Texas Railroad Commission (RRC) and Texas Natural Resources Conservation Commission. Leases are operated under permits from the RRC. Failure to comply with regulations could result in interruption or termination of the operations. Additionally, upon cessation of use, the wells will require plugging and site cleanup. Costs of voluntary termination and remediation have been estimated to be insignificant on a well by well basis and are expected to be recorded as incurred.

New Accounting Pronouncements -- Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121) issued by the Financial Accounting Standards Board
(FASB) is effective for financial statements for fiscal years beginning after December 15, 1995. The new standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, and certain identifiable intangible assets, should be recognized and how impairment losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) issued by the FASB is effective for specific transactions entered into after December 15, 1995 while the disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company does not expect adoption to have a material effect on its financial position or results of operations. At the present time, the Company has not determined if it will change its accounting policy for stock-based compensation or only provide the required financial statement disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown.

Advertising Costs -- All advertising costs are expensed as incurred.


NOTE 2:   CHANGE IN ACCOUNTING ESTIMATE AND TERMINATION OF
          AGREEMENT

During the periods presented, Management determined that it had overestimated the value of the stock it had acquired in Wagman Petroleum, Inc. In accordance with this determination, the carrying value was reduced by $149,294. This reduction was charged directly against Additional Paid in Capital as a correction of the entry recorded in the year ended April 1994.

During the year ended April 1994, NGT was attempting to develop an alternative fuel formulation. That attempt included contracting for testing and refinement of the base formulation through the issuance of 150,000 shares common stock. These services were never provided to NGT. During fiscal 1996, NGT obtained legal counsel regarding the cancellation of these shares and attempted to get the shares returned. The opinion of legal counsel was that NGT should prevail due to the original contract having not been fulfilled. Accordingly, NGT notified the contractor that the shares had been voided. This reversal has been recorded as though it were effective in the year ended April 1995.

The balances for 1995 have been adjusted for effects of both of these transactions and there is no effect to the results from operations for either year presented.


NOTE 3:  STOCK TRANSACTIONS

In order to acquire initial funding during 1993 and 1994, NGT sold shares through two limited offerings under Regulation D of the Securities and Exchange Commission. The Company also issued shares to various entities for fund-raising and promotional efforts, to certain entities for other services and consideration, and to Wagman Petroleum, Inc. (WPI) for interests in oil and gas properties. 150,000 shares and options to purchase 100,000 additional shares of restricted stock at an exercise price of $4 per share were issued to Warren Donohue of Volvo America as compensation for his agreeing to serve as a director of NGT for three years. These options were to commence six months following the close of the public offering and expire four years after commencement. Prepaid Director Fees of $150,000 was recorded as a result of this transaction based on the Regulation D offering. No additional costs were recorded for the options due to the exercise price.

NGT acquired 64,300 shares of WPI from unrelated parties in exchange for 54,586 shares of NGT stock. There is no market for WPI's shares and their value has been determined by an estimate of the future value of WPI. The Company intends to hold this investment for the foreseeable future.

During the year ended April 1995, NGT authorized 1,000,000 shares of Preferred and designated it as Series A and Series B. Both of these series have a nine and one-quarter percent cumulative annual dividend, are convertible to common shares on a one for one basis. Series A shares may be called by the Company at five cents per share if the trading price of the common shares exceeds seven dollars for twenty consecutive trading days. They also are subject to a mandatory redemption at par five years from the effective date of issuance. Series B shares automatically convert to common if the trading price of the common shares exceeds five dollars for ten consecutive trading days. Other differences between the two series relate to the timing of and number of shares subject to the conversion privileges. It is believed that all of the outstanding preferred shares are convertible at this time at the option of the holder at May 1, 1996.

The Company utilized its stock to purchase oil and gas working interests effective July 1, 1994. This resulted in the issuance of 337,235 common shares and 16,360 Series B preferred shares.

During the year ended April 1995, NGT s directors were advised that it would be advantageous to the Company to reduce the number of outstanding shares. Accordingly, the directors returned 500,000 shares that had been issued for their initial efforts in organizing the Company. Also, WPI exchanged 518,334 shares of common stock for 194,376 Series B Preferred stock. (The directors' reduction in shares was the only stock transaction where shares were actually issued during the year ended April 1995. The remaining shares were actually issued in the year ended April 1996.)

During the year ended April 1996, WPI exercised an option of its sale agreement and NGT issued 165,000 shares of common stock for the benefit of WPI in exchange for reductions in advances, accrued interest, and $100,000 of the note balance.

Effective in April 1996, NGT approved a request by its president and WPI to issue 26,661 and 189,994 common shares, respectively, in exchange for the complete liquidation of unreimbursed expenses, advances owed, and the remaining note balance due to WPI. Additionally, NGT negotiated an agreement to pay off certain offering legal fees via the issue of 10,615 common shares and finalized an agreement with a third party regarding specific oil and gas interests that was effective May 1, 1995 through the issue of 22,624 common shares and the assumption of $17,000 of unpaid lease operating expenses. (The shares described in this paragraph were yet to be issued at April 30, 1996 and are so presented in the Balance Sheet.)


NOTE 4:  TRANSACTIONS WITH RELATED PARTIES

Prior to May 1994, NGT had issued 1,925,000 shares of stock to its directors and officers as compensation for services rendered in developing the concept for the Company and pursuing efforts to implement plans of action. As discussed above this number was reduced by 500,000 shares during the 1995 fiscal year. In addition, NGT purchased interests in specified oil and gas properties from WPI effective February 1, 1994. The contract called for WPI to receive cash, common stock, and a note.

As discussed above, NGT negotiated the exchange of the bulk of WPI's common shares for preferred shares during the periods presented. Also, the note was ultimately repaid via the issuance of common stock along with other indebtedness to WPI in the amount of $89,997 for a total of 354,994 shares. Also, the Company s president accepted 26,661 shares for unreimbursed expenses and cash advances in lieu of cash repayments.

NGT reimburses WPI for rent, postage, travel and other office expenses. The Company's president owns approximately 45% of the outstanding stock of WPI and also serves as WPI's president. Additionally, WPI operates the properties in which NGT is an owner. As such, WPI incurs expenses and bills them out to the respective owners. Currently, WPI receives NGT's gas production revenues and offsets them against amounts that NGT owes WPI.


NOTE 5:  NOTES PAYABLE

During fiscal 1994, NGT entered into a note payable to WPI in conjunction with the purchase of oil and gas properties for $400,000. This note bore interest at 10 percent and was due to be repaid out of proceeds from a stock offering or from oil and gas production. It was retired during fiscal 1996 along with its accrued interest through the issuance of common stock.

During February 1996, the Company borrowed $35,000 from a bank in order to finance certain reworking expenses. This note bears interest at 10 1/2 percent and is due in twenty-four installments of $1,625 per month including interest. NGT has given its interest in the wells being reworked as collateral for this note.


NOTE 6:  OIL AND GAS PROPERTIES

As previously discussed, NGT acquired interests in oil and gas properties from WPI during fiscal 1994. Effective July 1, 1995, the Company acquired additional interests in these same properties in exchange for stock. These interests are all located in the central Texas area.

These properties are subject to tax liens for unpaid property taxes owed by WPI. WPI has contested the values used by the taxing authorities and is in the process of negotiating payment of the back taxes. Should WPI be unsuccessful in settling these tax liens, NGT and other interest owners could be caused to forfeit any and all interests in the properties subject to such
liens to foreclosure by the taxing authorities.   WPI is working
to ensure that this does not happen.


NOTE 7:  REDEEMABLE STOCK

As discussed above, the Company s Series A preferred shares carry a mandatory redemption at par at the end of five years. Both preferred series may be converted to common stock by the Company upon the attainment of specific circumstances. In accordance with generally accepted accounting principles, the shares carrying the mandatory redemption feature have been segregated from the balance of the stockholders equity. The redemption for these shares is due on July 1, 1999.


NOTE 8:  INCOME TAXES

As of April 30, 1996 and 1995, NGT had accumulated deficits of $670,608 and $392,378. However, operating loss carry-forwards for tax purposes vary from these amounts due to differences in the tax treatment of various items. These loss carry-forwards, which should provide future benefits, expire as shown in the following table.




                       Amount of
   Year of           Operating Loss
  Expiration          Carry-Forward

     2009                $301,283
     2010                  90,343

     2011                 281,318

                         $672,944



The provision for income taxes is as follows:

                                             1996        1995
 Current
    Federal                                $      -    $     -
    State                                         -          -

 Deferred
    Federal                                (132,473)   (102,203)
    State                                   (16,774)    (12,943)
    Less allowance                          149,247     115,146
 Total                                     $      -    $      -


The following temporary differences gave rise to the deferred tax assets and liabilities at April 30, 1996 and 1995:

                                              1996        1995
 Excess of tax depreciation over
   financial accounting depreciation      $   2,088   $    718

The deferred tax asset and liabilities are comprised of the following at April 30, 1996 and 1995:

                                    1996          1995

                 Assets    Liabilities       Assets   Liabilities

Depreciation   $    -        $    769    $         -   $      265
Net operating
losses
carried
forward           150,017           -        115,410            -

Less
valuation
allowance        (149,247)          -       (115,146)           -

Totals         $      769    $    769   $    115,410     $    265

Due to the way future utilization of tax benefits is analyzed under SFAS 109, an allowance for the full amount of any benefits which may arise from operating loss carry-forwards has been made and no asset has been recorded as a result.


NOTE 9:  SUBSEQUENT EVENTS

The Company is in the process of negotiating an agreement to acquire/merge with a Florida company whose primary business is contracting with the state of Florida for soils testing and removal of contaminated soils. Because of the early stages of these negotiations, no pro forma combined schedules have been presented.

Subsequent to April 1996, NGT purchased an option to acquire the lease under an eleven hundred acre water-flood project in North-Central Texas. Engineers have estimated that this lease has significant potential if managed properly. This option calls for the Company to pay $375,000 cash plus a note for the remaining appraised value and is exercisable at any time prior to July 1997.

NOTE 10:  SUPPLEMENTARY INFORMATION RELATING TO OIL AND GAS
          PRODUCING ACTIVITIES

The accompanying disclosures of oil and gas producing activities are unaudited due to the nature of reserve estimates and their calculation. The balances at April 30, 1994 included certain properties that included proven undeveloped reserves. During fiscal 1995, it was determined that it would not be feasible for the Company to develop these properties and their reserves were eliminated from the estimated reserve base.

                      NATURAL GAS TECHNOLOGIES, INC.
                    Supplementary Information Relating
                    To Oil and Gas Producing Activities
                                (Unaudited)

Quantities of Reserves                 Oil              Gas
Proved and Developed Reserves      (Barrels)           (MCF)
Balances, April 30, 1994             144,680         85,457
 Acquisitions                        149,353        212,335
 Revisions of estimates               28,146         12,637
 Extensions and discoveries                -              -
 Production                           (3,439)       (14,119)
Balances, April 30, 1995             318,740        296,310
 Acquisitions                         13,253             -
 Revisions of estimates                   -         (68,052)
 Production                          (33,690)       (17,210)
Balances, April 30, 1996             298,303        211,048


Costs Incurred in Acquisition, Exploration, and Development of Properties

                                        1996          1995

    Acquisition                    $  45,248      $ 697,405


Standardized Measure of Discounted Future Net Cash Flows

                                        1996             1995

Future cash inflows               $  5,451,124        $5,952,025
Future production and
development costs                     (743,276)         (856,376)
Future income taxes                 (1,080,308)       (1,212,160)
 Future net cash flows               3,627,540         3,883,489
10% annual discount for
estimated timing of cash flows        (919,028)       (1,098,988)

Standardized measure of
discounted future net cash flows  $  2,708,512      $  2,784,501


Principal Sources of Changes in the Standardized Measure of
Discounted Future Net Cash Flows

                                        1996             1995

Standardized Measure-Beginning
of Year                            $   2,784,501   $ 3,059,926
Acquisition of reserves in place          45,248       697,405
Sales, net of production costs          (560,223)      (40,392)
Extensions & discoveries                       -    (1,515,352)
Changes in estimated
future development costs                       -       (31,885)
Revisions of quantity estimates            7,609       140,705
Accretion of discount                    365,674       424,022
Net change in income taxes                62,173       308,062
Changes in production timing and other     3,530      (257,990)
Changes in sales prices                        -             -

Standardized Measure - End of Year $   2,708,512   $ 2,784,501

                                 EXHIBIT A

      SHAREHOLDER RESOLUTIONS APPROVING A REVERSE STOCK SPLIT AND
              AMENDING THE ARTICLES OF INCORPORATION
                                    OF
                            LYRIC ENERGY, INC.


Reverse Stock Split

     RESOLVED, that the one share for 231.2433 share reverse split of the Corporation's $.01 par value common stock pursuant to resolutions of the Board of Directors dated April 14, 1997 is hereby approved.

Authorization of Preferred Stock

     RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting Article Fourth thereof and substituting therefor the following:


                                ARTICLE IV
                               Capital Stock

     The aggregate number of shares which this corporation shall have authority to issue is two hundred fifty million
(250,000,000) shares of $.01 par common stock ("Common Stock") and ten million (10,000,000) share of no par value preferred stock ("Preferred Stock").

     The designations, powers, preferences and rights and the qualifications, limitations or restrictions of the preferred stock are as follows:

     1.   Series 1994-A Convertible Preferred Stock.

     9,597 shares of Preferred Stock shall be designated as Series 1994-A Preferred Stock and shall have the following designations, powers, preferences and rights and the qualifications, limitations or restrictions as follows:

          A.   Dividends.

               (1) In each fiscal quarter of the corporation, the holders of Series 1994-A Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the board of directors, before any cash dividends shall be declared and paid upon or set aside for the Common Stock or any other series of Preferred Stock in such fiscal year, a cumulative dividend at the rate of $0.0925 per quarter on each outstanding share of Series 1994-A Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or the like with respect to such shares ("Recapitalization Events")). Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series 1994-A Preferred Stock.

               (2) In addition to the foregoing, each share of Series 1994-A Preferred Stock shall be entitled to a cumulative dividend equal to the dividends accumulated prior to conversion on that number of shares of Series 1994-A Preferred Stock in Natural Gas Technologies, Inc., a Texas corporation ("NGT"), which were converted into each share of Series 1994-A Preferred Stock, out of funds legally available therefor, when and if declared by the board of directors, before any cash dividends shall be paid and set aside for the Common Stock or any other series of Preferred Stock of the corporation.

          B.   Liquidation Preference.

               (1) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of Series 1994-A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock or any other series of Preferred Stock by reason of their ownership thereof, the amount equal to four dollars ($4.00) per share for each share of Series 1994-A Preferred Stock then held by them (as adjusted for any Recapitalization Events) plus all accumulated but unpaid dividends on their respective shares of Series 1994-A Preferred Stock then held by them and no more (the "Series 1994-A Preferred Liquidation Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series 1994-A Preferred Stock shall be insufficient to permit the payment to such holders of the full amount of such preference, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series 1994-A Preferred Stock in proportion to the shares then held by them.

               (2) A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation shall be deemed a liquidation, a dissolution or winding up within the meaning of this Section if more than fifty percent of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the corporation immediately prior to such merger, consolidation or sale. In such event, the Series 1994-A Preferred Liquidation Preference may be paid in cash or securities of any entity surviving such liquidation event.

               (3)  The preference provisions set forth in
Section B(1) shall not prohibit distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants of or to the corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the corporation and such persons.

          C. Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series 1994-A Preferred Stock at least twenty days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

          D. No Voting Rights. Except as may be required by law, the shares of Series 1994-A Preferred Stock shall have no voting rights.

          E.   Conversion.  The holders of the Series 1994-A
Preferred Stock shall have conversion rights as follows (the
"Conversion Rights"):

               (1) Optional Conversion. Each share of Series 1994-A Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the corporation or any transfer agent for the Series 1994-A Preferred Stock, into 1.1 shares of Common Stock (the "Series 1994-A Conversion Rate").

               (2)  Mechanics of Conversion.  Any holder of
Series 1994-A Preferred Stock wishing to convert shares of Series 1994-A Preferred Stock into Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent for the Series 1994-A Preferred Stock and shall give the corporation written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. Any conversion pursuant to Section E(1) shall be deemed to be effective for all purposes upon receipt by the corporation or a transfer agent for the Series 1994-A Preferred Stock of such certificates, duly endorsed, and such written notice and shall be deemed to have been made immediately prior to the close of business on the date thereof. As soon as practicable after the effectiveness of any conversion of Series 1994-A Preferred Stock and receipt by the corporation or the appropriate transfer agent of certificates representing such Series 1994-A Preferred Stock, duly endorsed, together with written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued, the corporation shall cause to be issued and delivered pursuant to the written instructions of the holder of the converted Series 1994-A Preferred Stock certificates representing the Common Stock into which such Series 1994-A Preferred Stock has been converted; provided, however, that the corporation shall not be required to issue certificates for Common Stock in any name other than that of the holder in the absence of assurances reasonably satisfactory to the corporation that all stamp and other transfer taxes relating to the transfer of such securities have been or will be paid. Notwithstanding any issuance or lack thereof of certificates representing Common Stock, from and after the effectiveness of any conversion of Series 1994-A Preferred Stock, the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated by the corporation for all purposes as the record holders of the Common Stock obtainable upon such conversion and shall cease to have any other rights of holders of Series 1994-A Preferred Stock.

               (3)  Fractional Shares Upon Conversion.  No
fractional shares of Common Stock shall be issued upon conversion of Series 1994-A Preferred Stock, and any fractional shares that otherwise would result from conversion by a holder of all of such holder's shares of Series 1994-A Preferred Stock (in the aggregate) shall be redeemed by payment in an amount equal to such fraction of the fair market value on the effective date of conversion of a share of Common Stock as promptly as funds legally are available therefor.

               (4) Adjustment for Subdivisions or Combinations of Common Stock. In the event the corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of Series 1994-A Preferred Stock, then the existing Series 1994-A Conversion Price shall be decreased or increased proportionately.

               (5) Adjustment for Dividends, Distribution and Common Stock Equivalents. In the event the corporation at any time or from time to time makes or issues, or fixes a record date for the determination of holders of Common Stock (but not holders of Series 1994-A Preferred Stock) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Series 1994-A Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the then effective Series 1994-A Conversion Rate by a fraction,

                    (a)  the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents, and

                    (b)  the denominator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series 1994-A Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Series 1994-A Conversion Rate shall be adjusted pursuant to this Section E(5) as of the time of actual payment of such dividend or distribution.

               (6) No Impairment. The corporation, whether by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but at all times in good faith shall assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights pursuant to this Section E of the holders of Series 1994-A Preferred Stock against impairment.

               (7) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Series 1994-A Conversion Rate pursuant to this Section E, the corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each holder of Series 1994-A Preferred Stock a written notice setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (ii) the Series 1994-A Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series 1994-A Preferred Stock held by such holder.

               (8)  Reservation of Stock Issuable Upon
Conversion. The corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series 1994-A Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series 1994-A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series 1994-A Preferred Stock, in addition to such other remedies as may be available to the holders of Series 1994-A Preferred Stock for such failure, the corporation shall take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

          F.   Redemption.  The shares of Series 1994-A
Convertible Preferred Stock may be redeemed by the corporation, at its option, as follows:

               (1) Optional Redemption. The corporation shall have the right at any time after the Common Stock trades in a public market and closes at or above $7.00 per share (as adjusted for any Recapitalization Events) for twenty consecutive trading days, at its option, to give notice to the holders of the Series 1994-A Preferred Stock of its intention to redeem all of the then-outstanding shares of Series 1994-A Preferred Stock, or any portion thereof (the "Redemption Notice"); provided, however, that such right is contingent upon all accumulated and unpaid dividends being fully paid prior to the corporation's giving of such notice.

               (2) Mandatory Redemption. All of the outstanding shares of Series 1994-A Preferred Stock shall automatically be redeemed by the corporation on June 30, 1999; provided that the corporation gives the holders the Redemption Notice required by Section F(3) and further provided that all accumulated and unpaid dividends on the Series 1994-A Preferred Stock are fully paid on the date of such notice. Notwithstanding the provisions of Section F(3), the Redemption Notice provided in connection with the mandatory redemption may be given any time not more than 120 and not less than thirty days prior to June 30, 1999.

               (3) Redemption Price and Payment. The shares of Series 1994-A Preferred Stock to be redeemed hereunder shall be redeemed by paying in cash an amount equal to $0.05 per share, plus, in the case of each share, an amount equal to all accumulated and unpaid dividends, computed to the date of such redemption, such amount being referred to as the "Redemption Price." Such payment shall be made in full on the date such shares are redeemed to the holders entitled thereto.

               (4) Redemption Mechanics. The corporation shall give written notice (the "Redemption Notice") at least ninety but not more than 120 days prior to the date on which the corporation proposes to redeem the Series 1994-A Preferred Stock (the "Redemption Date"), to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series 1994-A Preferred Stock. The Redemption Notice shall notify each such holder of the redemption and specify the Redemption Price, the Redemption Date, the number of shares of Series 1994-A Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where such Redemption Price shall be payable. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series 1994-A Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series 1994-A Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series 1994-A Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series 1994-A Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of such shares of Series 1994-A Preferred Stock, such funds shall be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          G. Notices. Any notices required by the provisions of this Article IV to be given to the holders of shares of Series 1994-A Preferred Stock must be in writing and shall be deemed given when delivered at the address of the recipient; provided, however, that such address shall have been furnished in writing to the person giving notice and the address shall be at an entity that maintains regular business hours (except for holidays) throughout the entire year. In the event that the address furnished is not at an entity that maintains regular business hours, notice shall be deemed given upon the earlier of personal delivery or, if sent by registered or certified mail, at the earlier of its receipt or 72 hours after deposit in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above.

          H. Amendment. Any term relating to the Series 1994-A Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series 1994-A Preferred Stock then outstanding. Any amendment so effected shall be binding upon the corporation and any holder of Series 1994-A Preferred Stock.

          I. Availability of Shares. The number shares of Series 1994-A Preferred Stock which are converted or redeemed pursuant to this Article IV shall be available in the discretion of the board of directors for reissuance as any series of Preferred Stock which may be designated by the board of directors.

     2.   Series 1994-B Convertible Preferred Stock.

          66,365 shares of Preferred Stock shall be designated as Series 1994-B Preferred Stock and shall have the following designations, powers, preferences and rights and the qualifications, limitations or restrictions as follows:

          A.   Dividends.

               (1) In each fiscal quarter of the corporation, the holders of Series 1994-B Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and if declared by the board of directors, before any cash dividends shall be declared and paid upon or set aside for the Common Stock or any other series of Preferred Stock other than the Series 1994-A Preferred Stock in such fiscal year, a cumulative dividend at the rate of $0.0925 per quarter on each outstanding share of Series 1994-B Preferred Stock (as adjusted for any stock split, stock dividend, recapitalization or the like with respect to such shares ("Recapitalization Events")). Dividends, if paid, or if declared and set apart for payment, must be paid on, or declared and set apart for payment on, all outstanding shares of Series 1994-B Preferred Stock.

               (2) In addition to the foregoing, each share of Series 1994-B Preferred Stock shall be entitled to a cumulative dividend equal to the dividends accumulated prior to conversion on that number of shares of Series 1994-B Preferred Stock in Natural Gas Technologies, Inc., a Texas corporation ("NGT"), which were converted into each share of Series 1994-B Preferred Stock, out of funds legally available therefor, when and if declared by the board of directors, before any cash dividends shall be paid and set aside for the Common Stock or any other series of Preferred Stock other than the Series 1994-A Preferred Stock.

          B.   Liquidation Preference.

               (1) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of Series 1994-B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock or any other series of Preferred Stock other than the Series 1994-A Preferred Stock by reason of their ownership thereof, the amount equal to four dollars ($4.00) per share for each share of Series 1994-B Preferred Stock then held by them (as adjusted for any Recapitalization Events) plus all accumulated but unpaid dividends on their respective shares of Series 1994-B Preferred Stock then held by them and no more (the "Series 1994-B Preferred Liquidation Preference").

               (2) A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation shall be deemed a liquidation, a dissolution or winding up within the meaning of this Section if more than fifty percent of the surviving entity is not owned by persons who were holders of capital stock or securities convertible into capital stock of the corporation immediately prior to such merger, consolidation or sale. In such event, the Series 1994-B Preferred Liquidation Preference may be paid in cash or securities of any entity surviving such liquidation event.

               (3)  The preference provisions set forth in
Section B(1) shall not prohibit distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees, directors or consultants of or to the corporation or any of its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of such repurchase between the corporation and such persons.

          C. Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series 1994-B Preferred Stock at least twenty days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

          D. No Voting Rights. Except as may be required by law, the shares of Series 1994-B Preferred Stock shall have no voting rights.

          E.   Conversion.  The holders of the Series 1994-B
Preferred Stock shall have conversion rights as follows (the
"Conversion Rights"):

               (1) Optional Conversion. Each share of Series 1994-B Preferred Stock shall be convertible, at the option of the holder thereof, at the office of the corporation or any transfer agent for the Series 1994-B Preferred Stock, into one share of Common Stock (the "Series 1994-B Conversion Rate").

               (2) Mandatory Conversion. Each share of Series 1994-B Preferred Stock shall automatically convert into Common Stock at the Series 1994-B Conversion Rate immediately upon the Common Stock having traded in a public market and closing at or above five dollars ($5.00) per share for ten consecutive trading days ("Mandatory Conversion"); provided, however, that no such Mandatory Conversion shall occur until all accumulated but unpaid dividends shall have been paid up to the date of conversion.

               (3)  Mechanics of Conversion.

                    (a)  Any holder of Series 1994-B Preferred
Stock wishing to convert shares of Series 1994-B Preferred Stock into Common Stock pursuant to Section E(1) shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or any transfer agent for the Series 1994-B Preferred Stock and shall give the corporation written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. Any conversion pursuant to Section E(1) shall be deemed to be effective for all purposes upon receipt by the corporation or a transfer agent for the Series 1994-B Preferred Stock of such certificates, duly endorsed, and such written notice and shall be deemed to have been made immediately prior to the close of business on the date thereof.

                    (b) The Mandatory Conversion shall be deemed to be effective for all purposes at the close of business on the date of the Mandatory Conversion. Any holder of Series 1994-B Preferred Stock may at any time after the Mandatory Conversion surrender its certificate or certificates for the Series 1994-B Preferred Stock at the office of the corporation or any transfer agent for the Series 1994-B Preferred Stock and give written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued.

                    (c)  As soon as practicable after the
effectiveness of any conversion of Series 1994-B Preferred Stock and receipt by the corporation or the appropriate transfer agent of certificates representing such Series 1994-B Preferred Stock, together with written notice stating the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued, the corporation shall cause to be issued and delivered pursuant to the written instructions of the holder of the converted Series 1994-B Preferred Stock certificates representing the Common Stock into which such Series 1994-B Preferred Stock has been converted; provided, however, that the corporation shall not be required to issue certificates for Common Stock in any name other than that of the holder in the absence of assurances reasonably satisfactory to the corporation that all stamp and other transfer taxes relating to the transfer of such securities have been or will be paid.

                    (d)  Notwithstanding any issuance or lack
thereof of certificates representing Common Stock, from and after the effectiveness of any conversion of Series 1994-B Preferred Stock, the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated by the corporation for all purposes as the record holders of the Common Stock obtainable upon such conversion and shall cease to have any other rights of holders of Series 1994-B Preferred Stock.

               (4)  Fractional Shares Upon Conversion.  No
fractional shares of Common Stock shall be issued upon conversion of Series 1994-B Preferred Stock, and any fractional shares that otherwise would result from conversion by a holder of all of such holder's shares of Series 1994-B Preferred Stock (in the aggregate) shall be redeemed by payment in an amount equal to such fraction of the fair market value on the effective date of conversion of a share of Common Stock as promptly as funds legally are available therefor.

               (5) Adjustment for Subdivisions or Combinations of Common Stock. In the event the corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of Series 1994-B Preferred Stock, then the existing Series 1994-B Conversion Price shall be decreased or increased proportionately.

               (6) Adjustment for Dividends, Distribution and Common Stock Equivalents. In the event the corporation at any time or from time to time makes or issues, or fixes a record date for the determination of holders of Common Stock (but not holders of Series 1994-B Preferred Stock) entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date. In each such event, the then existing Series 1994-B Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date has been fixed, as of the close of business on such record date, by multiplying the then effective Series 1994-B Conversion Rate by a fraction,

                    (a)  the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents, and

                    (b)  the denominator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date has been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series 1994-B Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Series 1994-B Conversion Rate shall be adjusted pursuant to this Section E(5) as of the time of actual payment of such dividend or distribution.

               (7) No Impairment. The corporation, whether by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but at all times in good faith shall assist in the carrying out of all of such action as may be necessary or appropriate in order to protect the conversion rights pursuant to this Section E of the holders of Series 1994-B Preferred Stock against impairment.

               (8) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Series 1994-B Conversion Rate pursuant to this Section E, the corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each holder of Series 1994-B Preferred Stock a written notice setting forth (i) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (ii) the Series 1994-B Conversion Rate at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series 1994-B Preferred Stock held by such holder.

               (9)  Reservation of Stock Issuable Upon
Conversion. The corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series 1994-B Preferred Stock such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all then outstanding shares of Series 1994-B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then outstanding shares of Series 1994-B Preferred Stock, in addition to such other remedies as may be available to the holders of Series 1994-B Preferred Stock for such failure, the corporation shall take such corporate action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

          F. Notices. Any notices required by the provisions of this Article IV to be given to the holders of shares of Series 1994-B Preferred Stock must be in writing and shall be deemed given when delivered at the address of the recipient; provided, however, that such address shall have been furnished in writing to the person giving notice and the address shall be at an entity that maintains regular business hours (except for holidays) throughout the entire year. In the event that the address furnished is not at an entity that maintains regular business hours, notice shall be deemed given upon the earlier of personal delivery or, if sent by registered or certified mail, at the earlier of its receipt or 72 hours after deposit in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as set forth above.

          G. Amendment. Any term relating to the Series 1994-B Preferred Stock may be amended only with the vote or written consent of holders of not less than a majority of all Series 1994-B Preferred Stock then outstanding. Any amendment so effected shall be binding upon the corporation and any holder of Series 1994-B Preferred Stock.

          H. Availability of Shares. The number shares of Series 1994-B Preferred Stock which are converted or redeemed pursuant to this Article IV shall be available in the discretion of the board of directors for reissuance as any series of Preferred Stock which may be designated by the board of directors.

     3.   Other shares of Preferred Stock.

     All shares of Preferred Stock not designated in these Articles of Incorporation may be issued from time to time in one or more series and for such consideration as the board of directors shall determine. Subject to the limitations set forth herein and any limitations then prescribed by law, authority is hereby expressly granted to the board of directors to fix by resolution from time to time the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following:

          A. The designation and number of shares comprising such series, which number may from time to time be decreased by the board of directors (but not below the number of such shares then outstanding) or may be increased (unless prohibited by action of the board of directors in resolutions creating such series);

          B. The rate, amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, including, without limitation, whether such dividends are cumulative or noncumulative and whether the shares of such series participate or do not participate in additional dividends after the payment of preferential dividends with respect to such shares;

          C. Any rights and preferences of the holders of shares of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the corporation, and whether such amounts vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary;

          D. The full or limited voting rights, if any, of the shares of any such series, in addition to voting rights provided by law; and whether or not, under what conditions and with respect to what subject matters, the shares of such series shall be entitled to vote separately as a class;

          E. Any times, terms and conditions upon which the shares of such series may be subject to redemption and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided with respect to the redemption of such shares;

          F. Any rights to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, including, without limitation, the prices, rates, conversion or exchange and any other terms or conditions applicable to such conversion or exchange;

          G. Any limitations upon the payment of dividends or the making of distributions on or the acquisition or redemption of common stock of any other class of shares subordinate to the shares of such series with respect to the payment of dividends;

          H. Any conditions or restrictions upon the issue of any additional shares on a parity with or superior to the shares of such series; and

          I. Any other relative powers, preferences or rights and any other qualifications, limitations or restrictions with respect to the shares of such series as the board of directors may deem advisable and as shall not be inconsistent with the provisions hereof.

          Except as specified by these Articles of Incorporation or the board of directors, all shares of Preferred Stock shall be identical to and of equal rank with all shares of any other series of Preferred Stock, except as to the terms from which cumulative dividends, if any, shall accumulate.

     4.   Common Stock

          A. Dividends. Dividends in cash, property or shares of the corporation may be paid upon the Common Stock, as and when declared by the board of directors, out of funds of the corporation to the extent and in the manner permitted by law.

          B.   Distribution in Liquidation.  Upon any
liquidation, dissolution or winding up of the corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

          C.   Voting Rights; Cumulative Voting.  Each
outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of directors of the corporation.

          D. Denial of Preemptive Rights. No holder of any shares of the corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the corporation, including shares or securities held in the treasury of the corporation.

Name Change

          FURTHER RESOLVED, that such Articles be amended by deleting Article I thereof and substituting therefor the following:

                                 ARTICLE I
                                   Name

          The name of the corporation shall be: Natural Gas
Technologies, Inc.


Limitation of Liability for Directors and Officers

          FURTHER RESOLVED, that such Articles be amended by adding Article XIII as follows:


                               ARTICLE XIII
            Limitation of Liability for Directors and Officers

          No director or officer of the corporation shall have any personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer; provided that directors and officers shall not be exonerated from liability for monetary damages for (a) any breach of the director's or officer's duty of loyalty to the corporation or to its shareholders;
     (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the payment of distributions in violation of section 7-108-403 of the Colorado Business Corporation Act or (d) any transaction from which the director or officer directly or indirectly derived an improper personal benefit.

Reduction in Voting Requirement

          FURTHER RESOLVED, that such Articles be amended by adding Article XIV as follows:

                                ARTICLE XIV
                        Certain Voting Requirements

          With respect to any action to be taken by shareholders of this corporation which pursuant to the Business Corporation Act requires the vote of two-thirds of the outstanding shares of each voting group entitled to vote thereon as a result of the corporation having been in existence on June 30, 1994, the vote required to approve such action shall be the same as the vote which would be required under the Colorado Business Corporation Act to approve such action if the corporation were formed on or after July 1, 1994.